As filed with the Securities and Exchange Commission on March 3, 2026

Registration No. 333-285998

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ready Capital Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	90-0729143
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1251 Avenue of the Americas, 50th Floor
New York, NY 10020
(212) 257-4600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Capasse
Chairman, Chief Executive Officer and Chief Investment Officer
Ready Capital Corporation
1251 Avenue of the Americas, 50th Floor
New York, NY 10020
(212) 257-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Kessler, Esq.

David E. Brown, Jr., Esq.

Rebecca R. Valentino, Esq.
Alston & Bird LLP
90 Park Avenue
New York, New York 10016
(212) 210-9400

Approximate date of commencement of proposed sale to public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

Ready Capital Corporation, or the Company, previously filed a Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-285998) because the Company was no longer a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) upon the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2025. This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 is being filed using EDGAR submission type POS AM in order to convert the Registration Statement to the proper EDGAR submission type for a non-automatic shelf registration statement.

This Post-Effective Amendment No. 2 contains:

•	a base prospectus, which covers the offering, sale and issuance by us of up to $500,000,000 in the aggregate of the securities identified therein from time to time in one or more offerings; and

•	a sales agreement prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $78,366,304 of our common stock that may be issued and sold from time to time under an equity distribution agreement with Citizens JMP Securities, LLC (or CJMPS).

The base prospectus immediately follows this explanatory note. The specific terms of any other securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus. The $78,366,304 of common stock that may be offered, issued and sold under the sales agreement prospectus supplement is included in the $500,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sales agreement with CJMPS, any portion of the $78,366,304 of common stock included in the sales agreement prospectus supplement that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $78,366,304 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 3, 2026

PROSPECTUS

READY CAPITAL CORPORATION

$500,000,000

Common Stock, Preferred Stock, Depositary Shares, Debt Securities,
Warrants and Rights

We may from time to time offer up to $500,000,000 in the aggregate, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, of the following securities:

•	shares of our common stock, par value $0.0001 per share;

•	shares of our preferred stock, par value $0.0001 per share;

•	depositary shares representing entitlement to all rights and preferences of fractions of shares of preferred stock of a specified series and represented by depositary receipts;

•	debt securities;

•	warrants to purchase shares of common stock, preferred stock, debt securities, or depositary shares; or

•	rights to purchase common stock.

We refer to the common stock, preferred stock, depositary shares, warrants and rights, collectively, as the “securities” in this prospectus.

The specific terms of the securities will be set forth in the applicable prospectus supplement and will include, as applicable: (i) in the case of our common stock, any public offering price; (ii) in the case of our preferred stock, the specific designation and any dividend, liquidation, redemption, conversion, voting and other rights, and any public offering price; (iii) in the case of depositary shares, the fraction of a share of preferred stock represented by each such depositary share; (iv) in the case of debt securities, the principal amount, interest rate, offering discount (if any) and maturity date; (v) in the case of warrants, the duration, offering price, exercise price and detachability; and (vi) in the case of rights, the number being issued, the exercise price and the expiration date.

The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest.

We may offer the securities directly, through agents, or to or through underwriters. The prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” beginning on page 8 for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the New York Stock Exchange under the symbol “RC.”

Investing in shares of our common stock involves risks. You should carefully read and consider the information referred to under the heading “Risk Factors ” beginning on page 3 of this prospectus, as well as the risk factors described in our other Securities and Exchange Commission filings, including those described under “Risk Factors” in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                      , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may sell any combination of common stock, preferred stock, depositary shares, debt securities, warrants, and rights in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference of Certain Information,” and any similarly titled section of any prospectus supplement.

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision.

This prospectus incorporates by reference, and any prospectus supplement may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and under similar headings in other documents that are incorporated by reference in such documents. Accordingly, investors should not place undue reliance on this information.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Company,” “we,” “us” and “our” to refer to Ready Capital Corporation, a Maryland corporation, together with its consolidated subsidiaries; references in this prospectus to “Operating Partnership” refer to Sutherland Partners, LP, a Delaware limited partnership and a subsidiary of Ready Capital Corporation; and references in this prospectus to “our Manager” refer to Waterfall Asset Management, LLC, a Delaware limited liability company.

READY CAPITAL CORPORATION

We are a multi-strategy real estate finance company that originates, acquires, finances, and services lower-to-middle-market commercial real estate loans (or LMM loans), loans guaranteed by the U.S. Small Business Administration (or SBA loans), construction loans and, to a lesser extent, mortgage-backed securities (or MBS) collateralized primarily by LMM loans, or other real estate-related investments. Our loans generally range in original principal amounts up to $40 million and are used by businesses to purchase real estate used in their operations or by investors seeking to acquire multi-family, office, retail, mixed use or warehouse properties. Our objective is to provide attractive risk-adjusted returns to our stockholders. In order to achieve this objective, we intend to grow our investment portfolio and believe that the breadth of our full-service real estate finance platform will allow us to adapt to market conditions and deploy capital in our asset classes and segments with the most attractive risk-adjusted returns.

We are externally managed and advised by our Manager. Pursuant to the terms of the management agreement between us and our Manager, our Manager is responsible for our investment strategies and decisions and our day-to-day operations.

We have elected to be taxed as a real estate investment trust (or REIT) for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2011.

Our common stock is traded on the NYSE under the symbol “RC.” Our principal executive offices are located at 1251 Avenue of the Americas, 50th Floor, New York, New York 10020. Our telephone number is (212) 257-4600. Our website is www.readycapital.com. The information on our website is not considered part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described in the section “Risk Factors” contained in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which have been filed with the Securities and Exchange Commission (or the SEC), as well as other information in this prospectus, any accompanying prospectus supplement and other documents that are incorporated by reference herein or therein, before purchasing any securities offered hereby. Each of the risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose all or a portion of your original investment. See “Where You Can Find More Information” beginning on page 72 of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (or the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (or the Exchange Act) and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements in this prospectus reflect our current views about future events and are inherently subject to substantial risks and uncertainties, many of which are difficult to predict and beyond our control, and may cause our actual results to materially differ. These forward-looking statements include information about possible or assumed future results of our operations, financial condition, liquidity, plans, and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may,” “potential” or other comparable terminology, we intend to identify forward-looking statements, although not all forward-looking statements may contain such words. Statements regarding the following subjects, among others, may be forward-looking, and the occurrence of events impacting these subjects, or otherwise impacting our business, may cause our financial condition, liquidity and consolidated results of operations to vary materially from those expressed in, or implied by, any such forward-looking statements:

•	our investment objectives and business strategy;

•	our expected leverage;

•	our expected investments;

•	estimates or statements relating to, and our ability to make, future distributions;

•	projected capital and operating expenditures;

•	our ability to use our liquidity and capital resources, including cash on hand, anticipated net payments from the loan portfolio, debt financings and proceeds from the potential disposition of assets, to provide liquidity to fund ongoing obligations and address upcoming debt maturities;

•	our ability to utilize liquidity and capital resources, together with our access to the capital markets and potentially other balance-sheet actions, such as adjustments to our dividend rate, to meet our liquidity needs;

•	availability of qualified personnel;

•	prepayment rates;

•	projected default rates;

•	increases or decreases to rates of default and/or recovery rates on our investments;

•	changes in interest rates, interest rate spreads, the yield curve or prepayment rates;

•	our potential entry into certain hedging arrangements related to the delivery of shares of common stock upon vesting of certain performance-based equity awards and restricted stock awards and the risk that such arrangements may not have the desired impact and may expose us to additional risks, including the failure of the counterparty to perform under the contracts;

•	the impact of inflation on our business;

•	tariffs imposed or threatened to be imposed by the current presidential administration;

•	changes in prepayments or acceleration of the disposition of our assets;

•	risks associated with achieving expected synergies, cost savings and other benefits from recent acquisitions, including the acquisitions of United Development Funding IV, Madison One Capital, M1 CUSO and Madison One Lender Services, and Funding Circle USA, Inc., and our increased scale;

•	risks associated with the completed divestiture of our Residential Mortgage Banking segment;

•	market, industry and economic trends;

•	our ability to compete in the marketplace;

•	the availability of attractive risk-adjusted investment opportunities in LMM loans, SBA loans, government-guaranteed loans focused on the United States Department of Agriculture (or USDA), MBS, residential mortgage loans and other real estate-related investments that satisfy our investment objectives and strategies;

•	general volatility of the capital markets;

•	changes in our investment objectives and business strategy;

•	the availability, terms and deployment of capital;

•	the availability of suitable investment opportunities;

•	market developments and actions recently taken and which may be taken by the U.S. Government, including pursuant to policies of the U.S. administration, the U.S. Department of the Treasury (or the Treasury) and the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal National Mortgage Association (or Fannie Mae), the Federal Home Loan Mortgage Corporation (or Freddie Mac), the Government National Mortgage Association (or Ginnie Mae), Federal Housing Administration (or FHA) Mortgagee, USDA, U.S. Department of Veterans Affairs (or VA) and the SEC;

•	applicable regulatory changes;

•	changes in our assets, interest rates or the general economy;

•	mortgage loan modification programs and future legislative actions;

•	our ability to maintain our qualification as a REIT and limitations on our business as a result of our qualification as a REIT;

•	our ability to maintain our exemption from qualification under the Investment Company Act of 1940, as amended;

•	factors described in our Annual Report on Form 10-K, including those set forth under the captions “Risk Factors” and “Business”;

•	our dependence on our Manager, and our ability to find a suitable replacement if we or our Manager were to terminate the management agreement we have entered into with our Manager;

•	the degree and nature of our competition, including competition for LMM loans, MBS, residential mortgage loans, construction loans and other real estate-related investments that satisfy our investment objectives and strategies;

•	geopolitical events such as acts of terrorism, war or other military conflict, and the related impact on macroeconomic conditions; and

•	the impact of future pandemics and epidemics on our borrowers, the real estate industry and global markets, and on our business and operations, financial condition, results of operations, liquidity and capital resources.

The above list of risks and uncertainties is only a summary of some of the most important factors and is not intended to be exhaustive. Additional information regarding risk factors that may affect us is included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025. These risk factors are updated by us from time to time in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings that we make with the SEC. Upon the occurrence of these or other factors, our business, financial condition, liquidity and results of operations may vary materially and adversely from those expressed in, or implied by, any such forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not rely on these forward-looking statements, which apply only as of the date of this prospectus. We are not obligated, and do not intend, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities to originate or acquire assets, repay indebtedness or for general corporate purposes. We have not yet determined which indebtedness will be repaid with the proceeds of the sale of the securities. Further details relating to the use of the net proceeds of any offering will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Underwriters and agents in any distribution contemplated hereby may from time to time be designated on terms to be set forth in the applicable prospectus supplement.

Underwriters or agents could make sales in privately negotiated transactions and any other method permitted by law. Securities may be sold in one or more of the following transactions: (a) underwritten public offerings through an underwriter, dealer or underwriting syndicates represented by one or more managing underwriters; (b) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (c) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (d) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules; (e) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (f) “at the market” offerings or sales “at the market,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; (g) rights offerings; (h) sales in other ways not involving market makers or established trading markets, including direct sales to one or more purchasers; (i) through a combination of any of these methods; or (j) through any other method permitted by applicable law and described in a prospectus supplement. Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed those customary in the types of transactions involved.

Underwriters or agents may offer and sell the securities at: a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to the prevailing market prices; or at negotiated prices. Any of the prices may represent a discount from the prevailing market prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement.

In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters or agents may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or the agents and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters or agents to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be “underwriters” under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Certain underwriters, dealers, agents and remarketing firms may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of their businesses.

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time. In compliance with the guidelines of the Financial Industry Regulatory Authority (or FINRA) the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

Any securities issued hereunder (other than common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the material terms of the common stock, preferred stock, depositary shares, debt securities, warrants and rights that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and are subject to and qualified in their entirety by reference to Maryland law and our charter (or charter) and bylaws. See “Where You Can Find More Information.”

Our charter provides that we have authority to issue up to 550,000,000 shares of stock, consisting of (i) 500,000,000 shares of common stock, $0.0001 par value per share, and (ii) 50,000,000 shares of preferred stock, $0.0001 par value per share, of which (a) 140 shares have been classified and designated as 12.5% Series A Cumulative Non-Voting Preferred Stock, $0.0001 par value per share (or Series A Preferred Stock), (b) 779,743 shares have been classified and designated as 6.25% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share (or Series C Preferred Stock), and (c) 4,600,000 shares have been classified and designated as 6.50% Series E Cumulative Redeemable Preferred Stock, $0.0001 par value per share (or Series E Preferred Stock).

As of January 31, 2026, (a) 163,008,896 shares of common stock were issued and outstanding, (b) 335,000 shares of Series C Preferred Stock were issued and outstanding, (c) 4,600,000 shares of Series E Preferred Stock were issued and outstanding, and (d) zero shares of Series A Preferred Stock were issued and outstanding.

DESCRIPTION OF COMMON STOCK

The following summary description of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law (or MGCL) and to our charter and bylaws. For a more complete understanding of our common stock, we encourage you to read carefully this entire prospectus, as well as our charter and our bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Shares of Common Stock

All of the shares of our common stock offered by this prospectus are duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter regarding the restrictions on the ownership and transfer of our stock, holders of outstanding shares of our common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our Board and declared by us, and the holders of outstanding shares of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

The shares of common stock offered by this prospectus are issued by us and do not represent any interest in or obligation of our Manager or any of its affiliates.

Holders of shares of our common stock have no preference, conversion, exchange, redemption or sinking fund rights, have no preemptive rights to subscribe for any securities of our Company and have no appraisal rights unless our Board determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions relating to the ownership and transfer of our stock, and to the rights of any outstanding shares of our preferred stock, shares of our common stock will have equal dividend, liquidation and other rights.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of our stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. A plurality of the votes cast in the election of directors is sufficient to elect a director and there is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that these actions (other than amendments to the provisions of our charter related to the vote required to remove a director and the restrictions relating to the ownership and transfer of our stock and the vote required to amend these provisions, which must be declared advisable by our Board and approved by at least two-thirds of all of the votes entitled to be cast on the amendment) must be approved by a majority of all of the votes entitled to be cast on the matter.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our Board to classify and reclassify any unissued shares of our common or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority with respect to voting rights or dividends or upon liquidation over our common stock, and authorizes us to issue the newly-classified shares.

Prior to issuance of shares of each class or series, our Board is required by Maryland law and by our charter to set, subject to the express terms of any class or series of our stock outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Our Board may take these actions without common stockholder approval unless stockholder approval is required by the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Therefore, our Board could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our Board to approve amendments to our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to authorize the issuance of such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional shares of common stock, will be available for issuance without further action by our common stockholders, unless such approval is required by the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our Board does not intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (or the Internal Revenue Code), shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which we made an election to be taxed as a REIT) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which we make an election to be taxed as a REIT).

To assist us in complying with such limitations on the concentration of ownership, among other purposes, our charter provides that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of our common stock (or the common share ownership limit), or 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock (or the aggregate share ownership limit). We refer to the common share ownership limit and the aggregate share ownership limit collectively as the “ownership limit.” A person or entity that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a trust, as described below, is referred to as a “purported transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of shares of our stock.

The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

Our Board may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our Company being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in us failing to qualify as a REIT. As a condition of its waiver, our Board may, but is not required to, require an opinion of counsel or the Internal Revenue Service (or IRS) ruling satisfactory to the Board with respect to its qualification as a REIT.

In connection with granting a waiver of the ownership limit or creating an excepted holder limit or at any other time, our Board may from time to time increase the ownership limit for one or more persons or entities and decrease the ownership limit for all other persons and entities unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of the shares then outstanding or our Company would be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or we would otherwise fail to qualify as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock or stock of all classes and series, as applicable, is in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of our common stock or stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or stock of any other class or series, as applicable, in excess of such percentage ownership of our common stock or stock of all classes and series will be in violation of the ownership limit.

Our charter further prohibits:

•	any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, shares of our stock that would result in our Company being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause our Company to fail to qualify as a REIT; and

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the foregoing restrictions relating to transferability and ownership must immediately give written notice to our Company or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice and provide our Company with such other information as our Company may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our Board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our Board or in our Company being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause our Company to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by our Company and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or excepted holder limit or our Company being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void and the purported transferee will acquire no rights in such shares.

Shares of stock transferred to the trustee of the charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported transferee for the shares (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we, or our designee, accepts such offer. We may reduce the amount payable to the purported transferee by the amount of dividends and other distributions which have been paid to the purported transferee and are owed by the purported transferee to the trustee. We have the right to accept such offer until the trustee of the charitable trust has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee of the charitable trust must distribute the net proceeds of the sale to the purported transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions relating to the ownership and transfer of our stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the purported transferee an amount equal to the lesser of (1) the price paid by the purported transferee for the shares (or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, the market price of the shares on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon. In addition, if, prior to discovery by our Company that shares of stock have been transferred to a trust, such shares of stock are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported transferee received an amount for such shares that exceeds the amount that such purported transferee was entitled to receive, such excess amount will be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.

The trustee of the charitable trust will be designated by our Company and will be unaffiliated with our Company and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by our Company with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if our Company has already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our Board determines in good faith that a proposed transfer or other event has taken place that would violate the restrictions relating to the ownership and transfer of our stock or that a person intends or has attempted to acquire beneficial or constructive ownership of stock in violation of such restrictions (whether or not such violation is intended), our Board will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including causing our Company to redeem the shares of stock, refusing to give effect to the transfer on its books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give our Company written notice, stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide our Company with such additional information as our Company may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder must provide our Company with such information as our Company may request in good faith in order to determine its qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock will bear a legend referring to the restrictions described above. These restrictions relating to ownership and transfer will not apply if our Board determines that it is no longer in our best interests to continue to qualify as a REIT. These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

Computershare Trust Company, N.A. acts as our transfer agent and registrar for our shares of common stock and units of partnership interest in our Operating Partnership, or OP units.

DESCRIPTION OF PREFERRED STOCK

General

Our charter provides that we have authority to issue up to 50,000,000 shares of preferred stock, $0.0001 par value per share, of which (a) 140 shares have been classified and designated as Series A Preferred Stock, (b) 779,743 shares have been classified and designated as Series C Preferred Stock, and (c) 4,600,000 shares have been classified and designated as Series E Preferred Stock. As of January 31, 2026, (a) 334,678 shares of Series C Preferred Stock were issued and outstanding, (b) 4,600,000 shares of Series E Preferred Stock were issued and outstanding, and (c) zero shares of Series A Preferred Stock were issued and outstanding.

We may issue preferred stock. Preferred stock may be issued independently or together with any other securities and may be attached to or separate from the securities. The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws and any applicable designation designating terms of a series of preferred stock. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Although our Board does not have this intention at the present time, it or a duly authorized committee could establish another series of preferred stock, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common stock or otherwise be in the best interest of the holders thereof.

Terms

Subject to the limitations prescribed by our charter, our Board is authorized to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of our preferred stock. Prior to issuance of shares of each class or series of preferred stock, our Board is required by the MGCL and our charter to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series.

Reference is made to the prospectus supplement relating to the series of preferred stock offered thereby for the specific terms thereof, including:

•	the designation of the class and/or series of preferred stock;

•	the number of shares of the preferred stock, the liquidation preference per share of the preferred stock and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred stock;

•	the date from which dividends on the preferred stock shall accumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock may or will be convertible into our common stock, including the conversion price or manner of calculation thereof;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	whether interests in the shares of preferred stock will be represented by depositary shares;

•	any limitations on ownership and restrictions on transfer;

•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	a discussion of U.S. federal income tax considerations applicable to the preferred stock; and

•	any other specific terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred stock.

The terms of each class or series of preferred stock will be described in any prospectus supplement related to such class or series of preferred stock and will contain a discussion of any material Maryland law and may describe certain material U.S. federal income tax considerations applicable to the preferred stock.

Restrictions on Ownership

In order for us to qualify as a REIT under the Internal Revenue Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be taxed as a REIT has been made). Our charter contains restrictions on the ownership and transfer of shares of our stock, including preferred stock. See “Description of Common Stock - Restrictions on Ownership and Transfer” for more detail regarding the restrictions on the ownership and transfer of shares of our stock. The articles supplementary for each series of preferred stock may contain additional provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock.

Registrar and Transfer Agent

We will name the registrar and transfer agent for the preferred stock in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which would represent a fractional interest of a share of a particular class or series of preferred stock. We will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among the Company, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares.

Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after the Company issues and delivers preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.

If a distribution on the preferred stock is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Withdrawal of Stock

Unless we have previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred stock and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares with funds it receives from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed in advance of the date fixed for redemption at the holders’ addresses appearing in the depositary’s books in accordance with the terms of the deposit agreement and the depositary receipt evidencing depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If we intend to redeem less than all of the underlying preferred stock, we and the depositary will select the depositary shares to be redeemed on as nearly a pro rata basis as practicable without creating fractional depositary shares or by any other equitable method determined by us that preserves our REIT status.

On the redemption date:

•	all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

•	we and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

•	all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock

When a depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred stock represented by that holder’s depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share.

Conversion of Preferred Stock

Depositary shares will not themselves be convertible into common stock or any other securities or property of the Company. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of our preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

The Company and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless approved by the existing holders of the applicable depositary shares then outstanding in accordance with the terms of the deposit agreement and the depositary receipt evidencing depositary shares, we and the depositary may not make any amendment that:

•	would materially and adversely alter the rights of the holders of depositary shares; or

•	would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

Subject to exceptions in the deposit agreement and except in order to comply with the law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

Unless otherwise provided in the applicable deposit agreement and related prospectus supplement, we may terminate a deposit agreement upon not less than 30 days prior written notice to the depositary if:

•	the termination is necessary to preserve our REIT status; or

•	a majority of each series of preferred stock affected by the termination consents to the termination.

Upon a termination of a deposit agreement, holders of the depositary shares may surrender their depositary shares and receive in exchange the number of whole or fractional shares of preferred stock and any other property represented by the depositary shares.

In addition, a deposit agreement will automatically terminate if:

•	we have redeemed all underlying preferred stock subject to the agreement;

•	a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

•	each share of the underlying preferred stock has been converted into other capital stock of the Company not represented by depositary shares.

Expenses of a Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges and expenses arising in connection with a deposit agreement. In addition, we will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to resign. We may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the U.S. and have a combined capital and surplus as set forth in the applicable agreement.

Miscellaneous

The depositary will forward to the holders of depositary shares any reports and communications from us with respect to the underlying preferred stock.

Neither the depositary nor the Company will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of the Company and a depositary under a deposit agreement will be limited to performing their duties in good faith and without negligence. Neither the Company nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless they are furnished with satisfactory indemnity.

The Company and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party.

In the event a depositary receives conflicting claims, requests or instructions from us and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from us.

Depositary

The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities either separately, together with, or upon the conversion or exercise of, or in exchange for, other securities described in this prospectus. The debt securities will be issued under an indenture between us and U.S. Bank Trust Company, National Association, as trustee, which we may amend or supplement from time to time, which we refer to herein as the “indenture.” The following description is a summary of the material provisions of the indenture including references to the applicable section of the indenture. It does not state the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines the rights of holders of debt securities. Terms used in this description but not otherwise defined herein are used as defined in the indenture. When we refer to “we,” “our,” and “us,” in this section, we are referring to Ready Capital Corporation excluding its subsidiaries, unless the context otherwise requires or as otherwise expressly stated herein. The indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part and you may inspect it at the office of the trustee at 60 Livingston Avenue, St. Paul MN 55107. The indenture is subject to, and is governed by, the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. If we issue the debt securities under a different indenture, we will file it and incorporate it by reference into the registration statement and describe it in a prospectus supplement.

General

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities and may be either secured or unsecured. The indenture does not limit the principal amount of debt securities that we may issue. We may issue debt securities in one or more series, and we may “re-open” a previous issue of a series of debt securities and issue additional debt securities of that series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be a prospectus supplement relating to each particular series of debt securities. Reference is made to the prospectus supplement relating to each particular series of debt securities offered thereby for the specific terms thereof, including:

•	the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

•	any limit upon the aggregate principal amount of a series of debt securities which we may issue;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

•	the currency or currencies in which principal, premium, if any, and interest, if any, will be paid.

•	the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

•	any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;

•	the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any provisions intended to prevent dilution as a result of the conversion rights;

•	any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

•	any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

•	if other than the entire principal amount, the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

•	if the debt securities of the series will be subject to full defeasance or covenant defeasance;

•	any special or modified events of default or covenants with respect to the debt securities;

•	any security or collateral provisions; and

•	any other material terms of the debt securities.

The indenture does not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to a particular series of debt securities may contain provisions of that type.

Debt securities may bear interest at a fixed rate or a variable (or “floating”) rate, as specified in the applicable prospectus supplement. In addition, if specified in the applicable prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the prospectus supplement any material special federal income tax considerations applicable to any such discounted debt securities.

We may issue debt securities at a discount from their stated principal amount. A prospectus supplement may describe certain material U.S. federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount.

If the principal of, premium, if any, or interest with regard to any series of debt securities is payable in a foreign currency, we will describe in the prospectus supplement relating to those debt securities any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

Events of Default and Remedies

An event of default with respect to each series of debt securities will include:

•	our default in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period;

•	our default for 30 days or a period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;

•	our default for 60 days or a period specified in a supplemental indenture, which may be no period, after notice in the observance or performance of any other covenants in the indenture; and

•	certain events involving our bankruptcy, insolvency or reorganization.

The indenture provides that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.

The indenture provides that if any event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of a series of debt securities then outstanding may declare the principal of and accrued interest, if any, on that series of debt securities to be due and payable immediately by written notice to us. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the applicable series of debt securities.

The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.

A supplemental indenture relating to a particular series of debt securities may modify these events of default or include other events of default.

A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.

Modification of the Indenture

We and the trustee may:

•	without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities as evidenced in an officers’ certificate;

•	with the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under the indenture, modify the indenture or the rights of the holders of the debt securities generally; and

•	with the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

However, we may not:

•	extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any of our other securities, without the consent of each holder of debt securities who will be affected; or

•	reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.

Mergers and Other Transactions

We may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person, unless: (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all of our obligations with regard to outstanding debt securities and our other covenants under the indenture; (2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default with respect to that series of debt securities, and no event which would, given the passage of time or notice, become an event of default, will have occurred and be continuing and (3) we deliver to the trustee an officers’ certificate and opinion of counsel, in each case stating that all conditions precedent provided for in the indenture with respect to the merger or consolidation have been satisfied.

The Trustee

U.S. Bank Trust Company, National Association will act as the trustee under the indenture. All payments of principal of, and premium (if any) and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities will be effected by the trustee or its agent at an office designated by the trustee as its corporate trust office.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default under the indenture, the trustee will exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee.

The indenture and provisions of the Trust Indenture Act contain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. If the trustee acquires any conflicting interest, it must eliminate such conflict or resign.

Affiliates of the trustee may engage in other transactions with us or our affiliates from time to time.

Governing Law

The indenture, each supplemental indenture, and the debt securities issued under them are or will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue warrants for the purchase of common stock, preferred stock, depositary shares, debt securities, other securities or any combination of these securities. Securities warrants may be issued independently or together with any other securities offered by this prospectus and any accompanying prospectus supplement and may be attached to or separate from such other securities. Each issuance of the warrants will be issued under a separate securities warrant agreement to be entered into by us and a bank or trust company, as securities warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. Each issue of warrants will be evidenced by warrant certificates. The securities warrant agent will act solely as an agent of ours in connection with the securities warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of securities warrant certificates or beneficial owners of warrants.

If we offer warrants pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such warrants, including the following, where applicable:

•	the offering price at which we will issue the warrants;

•	the total number of warrants;

•	any applicable anti-dilution provisions to adjust the number of shares to be delivered upon exercise of warrants to purchase common stock;

•	the designation and terms of the securities with which the warrants are being offered, if any, the number of the warrants being offered with each security, and the number of shares purchasable upon exercise of the warrants;

•	the price at which investors may purchase the underlying securities purchasable upon exercise of the warrants, as well as related adjustment provisions affecting that exercise price;

•	the date on and after which the warrants and any related securities will be transferable separately;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	certain material federal income tax considerations; and

•	any other material terms of the warrants.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon the exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon the exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock, common stock or for depositary shares will not have any rights of holders of the preferred stock, common stock or depositary shares purchasable upon the exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or depositary shares purchasable upon the exercise.

DESCRIPTION OF RIGHTS

This section describes the general terms and provisions of the rights to purchase certain of our securities that we may issue to holders of our securities by this prospectus. The applicable prospectus supplement will describe the specific terms of the rights then issued, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights to purchase shares of our common stock, preferred stock, debt securities, depositary shares, or other securities. In this prospectus, we refer to such rights as “stockholder rights.” If stockholder rights are so issued to existing holders of securities, each stockholder right will entitle the registered holder thereof to purchase the securities issuable upon exercise of the rights pursuant to the terms set forth in the applicable prospectus supplement.

If stockholder rights are issued, the applicable prospectus supplement will describe the terms of such stockholder rights, including the following where applicable:

•	record date;

•	subscription price;

•	subscription agent;

•	aggregate number of shares of preferred stock, shares of common stock, warrants, units or other securities purchasable upon exercise of such stockholder rights and, in the case of stockholder rights for preferred stock or warrants exercisable for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such stockholder rights or warrants;

•	the date on which the right to exercise such stockholder rights shall commence and the expiration date on which such right shall expire;

•	certain material federal income tax considerations; and

•	other material terms of such stockholder rights.

Prior to the exercise of their stockholder rights, holders of stockholder rights exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon the exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon the exercise. Prior to the exercise of their stockholder rights, holders of stockholder rights exercisable for shares of preferred stock, common stock or for depositary shares will not have any rights of holders of the preferred stock, common stock or depositary shares purchasable upon the exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or depositary shares purchasable upon the exercise.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND
OUR CHARTER AND BYLAWS

The following description of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL and to our charter and bylaws. For a more complete understanding of our capital stock, we encourage you to read carefully this entire prospectus, as well as our charter and our bylaws, copies of which incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Our Board of Directors

Our charter and bylaws provide that the number of directors we have may be established only by our Board but may not be less than the minimum number required by the MGCL (which is one) and not more than 15. Pursuant to our charter, we have elected to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on our Board. Accordingly, except as may be provided by the Board in setting the terms of any class or series of preferred stock, any vacancy on the Board may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is duly elected and qualifies.

Each of our directors will be elected by our stockholders to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock will have no right to cumulative voting in the election of directors, and directors will be elected by a plurality of all the votes cast in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock entitled to vote will generally be able to elect all of our directors.

Removal of Directors

Our charter provides that, subject to any rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed with or without cause but only by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our Board to fill vacancies on our Board, precludes stockholders from (i) removing incumbent directors except upon a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder, which approval may be subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our Board has by resolution exempted business combinations (i) between us and our affiliates and (ii) between us and any other person, provided that such business combination is first approved by our Board (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance by our Company with the supermajority vote requirements and other provisions of the statute.

If our Board opted back in to the business combination statute or failed to first approve a business combination, the business combination statute may discourage others from trying to acquire control of our Company and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to such shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast by stockholders entitled to vote generally in the election of directors, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our Board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its Board and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder requested special meeting of stockholders.

Pursuant to our charter and bylaws, we have elected to be subject to the provision of Subtitle 8 that requires that vacancies on our Board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (i) require the affirmative vote of holders of shares entitled to cast at least two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director from the Board, with or without cause, (ii) vest in the Board the exclusive power to fix the number of directorships and (iii) require, unless called by our chairman of the Board, our chief executive officer, our president or the Board, the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such a meeting to call a special meeting of stockholders. We currently do not have a classified board.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our Board. The chairman of our Board, our chief executive officer and president or our Board may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of the stockholders will also be called by our secretary upon the written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.

Amendment to Our Charter and Bylaws

Except for amendments to the provisions of our charter relating to the vote required to remove a director and the restrictions relating to the ownership and transfer of our shares of stock and amendments to the vote required to amend such provisions (each of which requires the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter) and amendments requiring the approval only of our Board, our charter generally may be amended only if declared advisable by our Board and approved by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

Our Board has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Dissolution of Our Company

The dissolution of our Company must be declared advisable by a majority of our entire Board and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our Board and the proposal of other business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our Board or (iii) by a stockholder who is a stockholder of record both at the time of giving advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our Board may be made only (i) by or at the direction of our Board or (ii) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of such nominee and who has complied with the advance notice provisions set forth in our bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Exclusive Forum

Unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any duty owed by any of our directors or officers or other employees to our Company or to our stockholders, (iii) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws, or (iv) any action asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine. This provision does not cover claims made by stockholders pursuant to the securities laws of the United States, or any rules or regulations promulgated thereunder.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision which eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our Company and at our request, serves or has served as a director, officer, partner, manager, managing member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our Company or a predecessor of our Company.

We have entered into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our Board may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

THE OPERATING PARTNERSHIP AGREEMENT

The following is a summary of material provisions in the partnership agreement of our Operating Partnership, including amendments thereto, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

General

We conduct substantially all of our business through Sutherland Partners L.P., a Delaware limited partnership, which we refer to as our Operating Partnership. We are the general partner of our Operating Partnership and hold OP units that correspond to the number of shares of common stock we have outstanding from time to time. Our Manager is the holder of the Class A special unit in our Operating Partnership and is entitled to receive certain incentive distributions as described below.

Although all of our assets are currently held through the Operating Partnership, we may in the future elect for various reasons to hold certain of our assets directly rather than through our Operating Partnership.

Our Operating Partnership is structured to make distributions with respect to OP units that will be equivalent to the distributions made to our common stockholders. Finally, our Operating Partnership is structured to permit limited partners in the Operating Partnership, through the exercise of their redemption rights, to exchange their OP units for shares of our common stock on a one-for-one basis (in a taxable transaction) and achieve liquidity for their investment.

Management

We are the sole general partner of the Operating Partnership and are liable for its obligations. As the sole general partner, we have full, exclusive and complete responsibility and discretion in the management and control of our Operating Partnership, including the ability to cause our Operating Partnership to enter into certain major transactions, including a merger of our Operating Partnership or a sale of substantially all of its assets. The OP units will have no voting rights. Our Operating Partnership is under no obligation to give priority to the separate interests of the limited partners or our stockholders in deciding whether to cause our Operating Partnership to take or decline to take any actions. As the sole general partner of the Operating Partnership, our consent is required for any amendment to the partnership agreement of our Operating Partnership. Additionally, without the consent of the limited partners, we may amend the partnership agreement of our Operating Partnership in any respect, implement mergers involving our Operating Partnership or sales of all or substantially all of its assets. Through the exercise of these powers, we would be authorized, without the consent of limited partners, to implement a transaction such as a merger involving our Operating Partnership that could result in the conversion of outstanding OP units into cash, shares of our common stock or other securities. The partnership agreement of our Operating Partnership only requires that, in such circumstances, limited partners receive cash, shares of our common stock or other securities having a fair market or net asset value, as the case may be, equal to the net asset value of the OP units being converted as of the month end period immediately prior to such conversion. The limited partners have no power to remove the general partner without the general partner’s consent.

Capital Contributions

If our Operating Partnership requires additional funds at any time in excess of capital contributions made by us, we may borrow funds from a financial institution or other lender and lend such funds to our Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our Operating Partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of our Operating Partnership and our stockholders.

Operations

The partnership agreement of our Operating Partnership provides that our Operating Partnership is to be operated in a manner that will (1) enable us to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes, (2) avoid any U.S. federal income or excise tax liability and (3) ensure that our Operating Partnership will not be classified as a “publicly traded partnership” taxable as a corporation for purposes of Section 7704 of the Internal Revenue Code.

The partnership agreement of our Operating Partnership provides that our Operating Partnership will distribute cash flow from operations to the partners of our Operating Partnership in accordance with its relative percentage interests on at least a quarterly basis in amounts determined by us as the general partner such that a holder of one OP unit will receive the same amount of annual cash flow distributions from our Operating Partnership as the amount of annual distributions paid to the holder of one share of our common stock.

Similarly, the partnership agreement of our Operating Partnership provides that taxable income and loss is allocated to the partners of our Operating Partnership in accordance with their relative percentage interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and the corresponding regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations.

Upon the liquidation of our Operating Partnership, after payment of debts and obligations, any remaining assets of our Operating Partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

Reimbursement of Expenses

We will not receive any compensation for our services as general partner of our Operating Partnership. In addition to the administrative and operating costs and expenses incurred by our Operating Partnership in acquiring and holding our assets, our Operating Partnership will pay all of our administrative costs and expenses and such expenses will be treated as expenses of our Operating Partnership. Such expenses will include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to any offerings and registrations of securities;

•	all expenses associated with our preparation and filing of any periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all other operating or administrative costs of ours incurred in the ordinary course of its business.

Redemption of OP Units

Subject to certain limitations and exceptions, holders of OP units, other than us or our subsidiaries, have the right to cause our Operating Partnership to redeem their OP units for cash in an amount equal to the fair market value of an equivalent number of shares of our common stock. The fair market value of the common stock for this purpose will be equal to the average of the closing trading price of a share of our common stock on a U.S. national securities exchange for the ten trading days before the day on which the redemption notice is given to our Operating Partnership. In addition, the partnership agreement of our Operating Partnership also provides that we have the right to exchange OP units offered for redemption, on a one-for-one basis, for shares of common stock. Redemption rights of OP unit holders may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (i) result in any person owning shares in excess of our ownership limits, (ii) result in shares being owned by fewer than 100 persons or (iii) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code.

Mandatory Redemption Rights

We (and our Operating Partnership) do not have a mandatory redemption policy. However, as the sole general partner of our Operating Partnership, we may, without the consent of the limited partners, amend the partnership agreement of our Operating Partnership in any respect, implement mergers involving our Operating Partnership or sales of all or substantially all of its assets. Through the exercise of these powers, we would be authorized, without the consent of limited partners, to implement a transaction such as a merger involving our Operating Partnership, that could result in the mandatory conversion of outstanding OP units into cash, shares of our common stock or other securities. The partnership agreement of our Operating Partnership only requires that, in such circumstances, limited partners receive cash, shares of our common stock or other securities having a fair market or net asset value, as the case may be, equal to the net asset value of the OP units being converted as of the month end period immediately prior to such conversion. See “- General.”

Distributions

Our current policy is to pay quarterly distributions which will allow us to satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income tax on our undistributed income. Any distributions we and our Operating Partnership make will be at the discretion of our Board and will depend upon our earnings and financial condition, maintenance of our REIT qualification, restrictions on making distributions under Maryland law and such other factors as our Board deems relevant. Our earnings and financial condition will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures.

Under the partnership agreement, our Manager is entitled to receive an incentive distribution, distributed quarterly in arrears in an amount, not less than zero, equal to the difference between (i) the product of (A) 15% and (B) the difference between (x) incentive fee core earnings (or IFCE, as described below) of our Operating Partnership, on a rolling four-quarter basis and before the incentive distribution for the current quarter, and (y) the product of (1) the weighted average of the issue price per share of common stock or OP unit (without double counting) in all of our offerings multiplied by the weighted average number of shares of common stock outstanding (including any restricted shares of common stock and any other shares of common stock underlying awards granted under our 2013 Equity Incentive Plan, our 2023 Equity Incentive Plan and Broadmark Realty Capital Inc.’s 2019 Stock Incentive Plan (or the Broadmark Equity Plan)), and OP units (without double counting) in such quarter and (2) 8%, and (ii) the sum of any incentive distribution paid to our Manager with respect to the first three quarters of such previous four quarters; provided, however, that no incentive distribution is payable with respect to any calendar quarter unless cumulative IFCE is greater than zero for the most recently completed 12 calendar quarters.

The incentive distribution shall be calculated within 30 days after the end of each quarter and such calculation shall promptly be delivered to our Company. We are obligated to pay the incentive distribution 50% in cash and 50% in either common stock or OP units, as determined in our discretion, within five business days after delivery to our Company of the written statement from the holder of the Class A special unit setting forth the computation of the incentive distribution for such quarter. Subject to certain exceptions, our Manager may not sell or otherwise dispose of any portion of the incentive distribution issued to it in common stock or OP units until after the three-year anniversary of the date that such shares of common stock or OP units were issued to our Manager. The price of shares of our common stock for purposes of determining the number of shares payable as part of the incentive distribution is the closing price of such shares on the last trading day prior to the approval by our Board of the incentive distribution.

For purposes of determining the incentive distribution payable to our Manager, IFCE is defined under the partnership agreement as GAAP net income (loss) of the Operating Partnership excluding non-cash equity compensation expense, the expenses incurred in connection with the Operating Partnership's formation or continuation, the incentive distribution, real estate depreciation and amortization (to the extent that we forecloses on any properties underlying our assets) and any unrealized gains, losses, or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of the independent directors.

Allocations of Net Income and Net Loss

Net income and net loss of our Operating Partnership are determined and allocated with respect to each fiscal year of our Operating Partnership as of the end of the year. Except as otherwise provided in the partnership agreement of our Operating Partnership, an allocation of a share of net income or net loss is treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing net income or net loss. Except as otherwise provided in the partnership agreement of our Operating Partnership, net income and net loss are allocated to the holders of OP units holding the same class or series of OP units in accordance with their respective percentage interests in the class or series at the end of each fiscal year. The partnership agreement of our Operating Partnership contains provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Except as otherwise required by the partnership agreement of our Operating Partnership or Internal Revenue Code and the Treasury Regulations, each Operating Partnership item of income, gain, loss and deduction is allocated among the limited partners of our Operating Partnership for U.S. federal income tax purposes in the same manner as its correlative item of book income, gain, loss or deduction is allocated pursuant to the partnership agreement of our Operating Partnership. In addition, under Section 704(c) of Internal Revenue Code, items of income, gain, loss and deduction with respect to appreciated or depreciated property which is contributed to a partnership, such as our Operating Partnership, in a tax-free transaction must be specially allocated among the partners in such a manner so as to take into account such variation between tax basis and fair market value. Our Operating Partnership will allocate tax items to the holders of OP units taking into consideration the requirements of Section 704(c). See “U.S. Federal Income Tax Considerations.”

Transferability of Interests

We will not be able to (1) voluntarily withdraw as the general partner of our Operating Partnership, or (2) transfer our general partner interest in our Operating Partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction. Any limited partners will not be able to transfer their OP units, in whole or in part, without our written consent as the general partner of the partnership except where the limited partner becomes incapacitated.

Fiduciary Responsibilities

Our directors and officers have duties under applicable Maryland law to manage us in a manner consistent with our best interests. At the same time, the general partner of our Operating Partnership has fiduciary duties under Delaware law to manage our Operating Partnership in a manner beneficial to our Operating Partnership and its OP unitholders. Our duties, as the general partner of our Operating Partnership, to our Operating Partnership and its OP unitholders, therefore, may come into conflict with the duties of our directors and officers to our stockholders. We will be under no fiduciary obligation to give priority to the OP unitholders of our Operating Partnership or to our stockholders in deciding whether to cause our Operating Partnership to take or decline to take any actions.

Indemnification and Limitation of Liability

The partnership agreement expressly limits our liability by providing that neither we, as the general partner of our Operating Partnership, nor any of our directors or officers, will be liable or accountable in damages to our Operating Partnership, the OP unitholders or assignees for errors in judgment, mistakes of fact or law or for any act or omission if we, or such director or officer, acted in good faith. In addition, our Operating Partnership is required to indemnify us, and our officers, directors, employees, agents and designees to the fullest extent permitted by applicable law from and against any and all claims arising from operations of our Operating Partnership, except (1) for willful misconduct or a knowing violation of the law, (2) for any transaction for which the indemnified party received an improper personal benefit in violation or breach of any provision of the partnership agreement, or (3) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Our Operating Partnership also must pay or reimburse the reasonable expenses of any such person upon its receipt of a written affirmation of the person’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification.

Term

Our Operating Partnership will continue perpetually, unless earlier terminated in the following circumstances:

•	a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the general partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the general partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment, a majority in interest of the remaining outside limited partners agree in writing, in their sole and absolute discretion, to continue the business of our Operating Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a successor general partner;

•	an election to dissolve our Operating Partnership made by the general partner in its sole and absolute discretion;

•	entry of a decree of judicial dissolution of our Operating Partnership pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act;

•	the sale or other disposition of all or substantially all of the assets of our Operating Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of our Operating Partnership;

•	the redemption (or acquisition by the general partner) of all OP units other than OP units held by the general partner; or

•	the incapacity or withdrawal of the general partner, unless all of the remaining partners in their sole and absolute discretion agree in writing to continue the business of the partnership and to the appointment, effective as of a date prior to the date of such incapacity, of a substitute general partner.

Tax Matters

Our partnership agreement provides that we, as the sole general partner of our Operating Partnership, are the partnership representative and tax matters partner of the Operating Partnership and, as such, we have authority to handle tax audits and to make tax elections under Internal Revenue Code on behalf of our Operating Partnership.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. This summary is based upon the Internal Revenue Code, the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of our subsidiaries and other lower-tier and affiliated entities, including our Operating Partnership will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	trusts and estates;

•	persons who hold our common stock on behalf of another person as nominees;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons holding our common stock through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in our company;

•	tax exempt organizations, except to the extent discussed below in “- Taxation of Our Company -Taxation of Tax Exempt U.S. Stockholder;” and

•	non-U.S. persons (as defined below), except to the extent discussed below in “- Taxation of Our Company - Taxation of Non-U.S. Stockholder.”

This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment. For the purposes of this summary, a U.S. person is a beneficial owner of our common stock who for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

The tax treatment of partners in a partnership (or other entity treated as a partnership for U.S. federal income tax purposes generally) is a function of the nature of the partner and the activities of the partnership. Partnerships investing in our common stock or persons investing in our common stock through a partnership should consult their own tax advisors regarding the taxation of such investment.

For the purposes of this summary, a U.S. stockholder is a beneficial owner of our common stock who is a U.S. person. A tax-exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Internal Revenue Code.

For the purposes of this summary, a non-U.S. person is a beneficial owner of our common stock who is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes, and a non-U.S. stockholder is a holder of our common stock who is a non-U.S. person.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.

Taxation of Our Company

We have elected to be taxed as a REIT under the Internal Revenue Code, commencing with our taxable year ended December 31, 2011. We believe that we have been organized and have operated in a manner that has enabled us to qualify as a REIT, and we intend to continue to operate, in a manner that will allow us to qualify for taxation as a REIT under the Internal Revenue Code.

The law firm of Alston & Bird LLP has acted as our counsel in connection with the filing of this prospectus. We will receive an opinion of Alston & Bird LLP to the effect that, commencing with our taxable year ended December 31, 2016, we have been organized and operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our proposed method of operation, as represented by our management and our Manager in their certificate of representations supporting the opinion, will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. The opinion of Alston & Bird LLP is based on customary assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct and that we will at all times operate in accordance with the method of operation described in our organizational documents. Additionally, the opinion of Alston & Bird LLP is conditioned upon factual representations and covenants made by us and our management in the certificate of representations referenced above relating to our organization, assets, past, present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. In addition, to the extent we make certain investments, such as investments in mortgage loan securitizations, the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. While we believe that we are organized and have operated and intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Alston & Bird LLP or us that we will so qualify for any particular year. Alston & Bird LLP will have no obligation to advise us or the holders of our securities of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Alston & Bird LLP’s opinion does not foreclose the possibility that we may have to utilize one or more REIT savings provisions, which could require the payment of a deficiency dividend or an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, our compliance with which will not be reviewed by Alston & Bird LLP on a continuing basis. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which entities have not been reviewed by Alston & Bird LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under “- Requirements for Qualification as a REIT.” While we believe we have operated as and intend to continue to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “- Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.

U.S. stockholders (as defined above) who are individuals are generally taxed on corporate dividends at a maximum rate of 20% (the same as long term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders from our company or from other entities that are taxed as REITs are not eligible for the reduced qualified dividend rate. Non-corporate U.S. taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations. Assuming relevant holding period requirements and other applicable requirements are satisfied, this results in an effective maximum U.S. federal income tax rate of 29.6% on such income for non-corporate U.S. taxpayers. U.S. individual and certain other non-corporate U.S. stockholders may also be subject to an additional Medicare tax at a rate of 3.8%.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “- Taxation of Taxable U.S. Stockholders.” Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

•	We will be taxed at regular U.S. federal corporate rates (currently 21%) on any undistributed income, including undistributed net capital gains.

•	For taxable years prior to 2018, we may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•	We and our taxable REIT subsidiaries, or TRSs, may not use net operating losses generated beginning in 2021 to offset more than 80% of our or our TRSs’ taxable income (prior to the application of the dividends paid deduction). Net operating losses generated beginning in 2021 can be carried forward indefinitely but can no longer be carried back.

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “Requirements for Qualification as a REIT - Prohibited Transactions” and “Requirements for Qualification as a REIT - Foreclosure Property” below.

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the net income from the sale or operation of the property not qualifying for purposes of the gross income tests discussed below would be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., from a taxable mortgage pool or a residual interest in a real estate mortgage investment conduit (or REMIC), we could be subject to U.S. federal income tax at a 21% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business taxable income, or UBTI. Similar rules may apply if we own an equity interest in a taxable mortgage pool through a subsidiary REIT of our Operating Partnership. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax directly, but will indirectly bear such tax economically as the stockholder of such TRS. See “Requirements for Qualification as a REIT - Excess Inclusion Income” below.

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (i) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (ii) a fraction intended to reflect profitability.

If we fail to satisfy any of the asset tests, as described below, other than a failure of the 5% or 10% asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

If we fail to distribute during each calendar year at least the sum of (i) 85% our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “- Requirements for Qualification as a REIT.”

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRS that we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

If we acquire appreciated assets from a C corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable on any gain from the disposition of such assets to the extent of the excess of the fair market value of the assets on the date they were acquired by us over the basis of such assets on such date if we dispose of the assets during the five-year period following our acquisition of such assets from the C corporation. The results described in this paragraph assume that the C corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, and would be allowed a credit for its proportionate share of the tax that we paid, and an adjustment would be made to increase the stockholder’s basis in our common stock by the difference between (i) the amounts of capital gain that we designated and that the stockholder included in their taxable income, minus (ii) the tax that we paid with respect to that income.

We will have subsidiaries or own interests in other lower-tier entities that are domestic subchapter C corporations treated as TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(i)	that is managed by one or more trustees or directors;

(ii)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(iii)	that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(iv)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(v)	the beneficial ownership of which is held by 100 or more persons;

(vi)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

(vii)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

(viii)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(ix)	that uses the calendar year for U.S. federal income tax purposes; and

(x)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (i) through (iv) must be met during the entire taxable year, and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (v) and (vi) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. We believe that we have outstanding common stock with sufficient diversity of ownership to satisfy the requirements described in conditions (v) and (vi). In addition, our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (v) and (vi) above.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares of stock, in which the record holders are to disclose the actual owners of the shares (that is, the persons required to include in gross income the dividends paid by our company). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by our company to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (vi) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

With respect to condition (viii), we believe that we have not had any non-REIT earnings and profits. With respect to condition (ix), we have adopted December 31 as our taxable year end and thereby satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, such as our operating partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

As discussed in greater detail in “- Tax Aspects of Investments in Partnerships” below, our investment in a partnership involves special tax considerations. For example, it is possible that the IRS could treat a subsidiary partnership of ours as a corporation for U.S. federal income tax purposes. In this case, the subsidiary partnership would be subject to entity-level tax and the character of our assets and items of gross income would change, possibly causing us to fail the requirements to qualify as a REIT. See “- Tax Aspects of Investments in Partnerships - Entity Classification” and “- Failure to Qualify” below. In addition, special rules apply in the case of appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership. In general terms, these rules require that certain items of income, gain, loss and deduction associated with the contributed property be allocated to the contributing partner for U.S. federal income tax purposes. In certain circumstances, these rules could adversely affect us. See “- Tax Aspects of Investments in Partnerships - Tax Allocations with Respect to Partnership Properties” below.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Limited liability companies that are wholly owned by a single member that have not elected to be taxed as corporations for U.S. federal income tax purposes are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.” In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of our company), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “- Asset Tests” and “- Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

We have several subsidiaries with which we have elected for each such entity to be treated as a TRS, and we may make TRS elections with respect to certain other entities we may form or acquire in the future. We hold a significant amount of our assets in our TRSs. For example, as a result of one of our TRS’s Small Business Lending Companies (SBLC) license, that TRS’s ability to distribute cash and other assets is subject to significant limitations, and as a result, that TRS is required to hold certain assets that would be qualifying real estate assets for purposes of the asset tests, would generate qualifying income for purposes of the 75% gross income test, and would not be subject to corporate taxation if held by our operating partnership. In addition, we intend that loans that we originate or buy with an intention of selling in a manner that might expose us to the 100% tax on “prohibited transactions” will be originated or sold by a TRS. Furthermore, loans that are to be modified may be held by a TRS on the date of their modification and for a period of time thereafter. Finally, some or all of the real estate properties that we may from time to time acquire by foreclosure or other procedure will likely be held in one or more TRSs.

The Internal Revenue Code and the Treasury Regulations promulgated thereunder provide a specific exemption from U.S. federal income tax that applies to a non-U.S. corporation that restricts its activities in the U.S. to trading in stock and securities (or any activity closely related thereto) for its own account whether such trading (or such other activity) is conducted by such a non-U.S. corporation or its employees through a resident broker, commission agent, custodian or other agent. Certain U.S. stockholders of such a non-U.S. corporation are required to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. We may invest in certain non-U.S. corporations with which we will jointly make a TRS election which will be organized as Cayman Islands companies and will either rely on such exemption or otherwise operate in a manner so that such non-U.S. corporations will not be subject to U.S. federal income tax on their net income. Therefore, despite such contemplated entities’ status as TRSs, such entities should generally not be subject to U.S. federal corporate income tax on their earnings. However, we will likely be required to include in our income, on a current basis, the earnings of any such TRSs. This could affect our ability to comply with the gross income tests and distribution requirement. See “- Gross Income Tests” and “- Annual Distribution Requirements.”

A REIT is not treated as holding the assets of a TRS in which the REIT holds an interest or as receiving any income that the TRS earns. Rather, the stock issued by the TRS is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the TRS. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of any such TRS in determining the parent REIT’s compliance with the REIT requirements, such TRSs may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying fee or hedging income or inventory sales, or transactions subject to the penalty tax on “prohibited transactions” described below). If dividends are paid to us by a TRS, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “- Taxation of Taxable U.S. Stockholders” and “- Annual Distribution Requirements.” Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, deductions for interest paid on any debt incurred by a TRS, including loans that are made by an affiliated REIT, may be limited to the sum of (i) the interest income of the TRS for the taxable year, and (ii) 30% (50% for taxable years that began after December 31, 2018 but before January 1, 2021) of the adjusted taxable income of the TRS for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount). Since this limitation generally only applies to interest expense to the extent it exceeds a TRS’s interest income, the limitation may not have a significant impact on TRSs that primarily hold debt investments. In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to continue to scrutinize all of our transactions with any of our subsidiaries that are treated as TRSs in an effort to ensure that we will not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

We intend to hold a significant amount of assets in our TRSs, subject to the limitation that securities in TRSs may not represent more than 25% (for taxable years that begin after December 31, 2025) of our assets. In general, we intend that SBC loans that we originate or buy with an intention of selling in a manner that might expose us to a 100% tax on certain “prohibited transactions” will be originated or sold by a TRS. The TRS through which any such sales are made may be treated as a dealer for U.S. federal income tax purposes. As a dealer, the TRS would in general mark all the loans it holds, other than loans that are not held by primarily for sale to customers in the ordinary course of the TRS’s trade or business, on the last day of each taxable year to their market value, and would recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. In addition, such TRS may elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a “trader” as opposed to a “dealer” for U.S. federal income tax purposes.

Taxable Mortgage Pools

An entity, or a portion of an entity, is classified as a taxable mortgage pool under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool. We have entered into transactions, and may enter into additional transactions in the future, that result in us, our operating partnership or a portion of our assets being treated as a “taxable mortgage pool” for U.S. federal income tax purposes, to the extent structured in a manner other than a REMIC. Specifically, we may securitize SBC loans, residential or commercial loans that we acquire and certain securitizations may result in us owning interests in a taxable mortgage pool. We would be precluded from holding equity interests in such a securitization through our operating partnership at any time that our operating partnership is treated as a partnership for U.S. federal income tax purposes. Accordingly, we have entered into these transactions through a qualified REIT subsidiary of a subsidiary REIT of our operating partnership, and we would likely enter into any similar future transactions through a subsidiary REIT. We are generally precluded from selling to outside investors equity interests in such a securitization or from selling any debt securities issued in connection with such a securitization that might be considered to be equity interests for U.S. federal income tax purposes.

A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT, including a subsidiary REIT owned by our operating partnership, owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s stockholders. See “- Annual Distribution Requirements - Excess Inclusion Income.” If a subsidiary REIT of our operating partnership owns less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to corporate income tax. In addition, this characterization would alter the REIT income and asset test calculations of such a subsidiary REIT and could adversely affect such REIT’s compliance with those requirements, which, in turn, could affect our compliance with the REIT requirements. We believe that any subsidiary REIT of our operating partnership has held and will continue to hold all of the equity interests in the securitizations described above that is treated as a taxable mortgage pool, and we do not expect that we, or any subsidiary REIT owned by our operating partnership, would form any subsidiary that would become a taxable mortgage pool, in which we own some, but less than all, of the ownership interests, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our qualification as a REIT. However, no assurance can be provided that the IRS could not successfully challenge our ownership of 100% of the equity in such taxable mortgage pool, which would adversely impact the ability of a subsidiary REIT to qualify as a REIT and would adversely impact our REIT qualification.

In addition, our operating partnership currently holds interests in certain existing securitizations that were structured so as to not be treated as taxable mortgage pools. If the IRS were to successfully assert that any such securitization is a taxable mortgage pool, the assets held in the securitization would be subject to U.S. federal corporate income tax, and we could fail to qualify as a REIT.

Subsidiary REITs

Our operating partnership holds certain assets through one or more subsidiary REITs. Each such subsidiary REIT is be treated as a separate entity for U.S. federal income tax purposes and is not be treated as owning the assets of such subsidiary REIT or recognizing the income recognized by such subsidiary REIT. Each such subsidiary REIT is generally be subject to U.S. federal income tax in the same manner as us and will be subject to the same gross income tests, asset tests and other REIT qualification requirements and considerations as are applicable to us.

Stock of a subsidiary REIT is a qualifying asset to us for the purpose of the 75% asset test so long as the subsidiary REIT continues to qualify as a REIT for U.S. federal income tax purposes. See “- Asset Tests.” Dividends received by our operating partnership from a subsidiary REIT are qualifying income to us for purposes of both the 75% and 95% gross income tests. See “- Gross Income Tests - Dividend Income.” We may capitalize a subsidiary REIT with debt in addition to equity. Such debt (which is issued by non-publicly offered REITs) will generally not be a qualifying asset for purposes of the 75% asset test. See “- Asset Tests.” Interest paid to us on such debt will generally be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. See “- Gross Income Tests - Interest Income.”

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of shares of other REITs, interest income derived from mortgage loans secured by real property (including certain types of MBS), and gains from the sale of real estate assets, (other than income or gains with respect to debt instruments issued by publicly offered REITs that are not otherwise secured by real property), as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. We intend to monitor the amount of our non-qualifying income and manage our portfolio of assets to comply with the gross income tests, but we cannot assure you that we will be successful in the effort.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any entity or arrangement treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary or other disregarded subsidiary.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, the value of the personal property securing the mortgage exceeds 15% of the value of all property securing the mortgage and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired the mortgage loan, the interest income will be apportioned between the real property and the personal property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. If a mortgage is secured by both real property and personal property and the value of the personal property does not exceed 15% of the aggregate value of the property securing the mortgage at the time we acquire or commit to acquire the mortgage, the mortgage is treated as secured solely by real property for this purpose. Thus, there is no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that a REIT is required to apportion its annual interest income to the real property security, the apportionment is based on a fraction, the numerator of which is the value of the real property securing the loan, determined when the REIT commits to acquire the loan, and the denominator of which is the highest “principal amount” of the loan during the year. In IRS Revenue Procedure 2014-51 the IRS interpreted the “principal amount” of the loan to be the face amount of the loan, despite the Internal Revenue Code requiring taxpayers to treat gain attributable to any market discount, that is the difference between the purchase price of the loan and its face amount, for all purposes (other than certain withholding and information reporting purposes) as interest.

To the extent the face amount of any loan that we hold that is secured by both real property and other property exceeds the value of the real property securing such loan, the interest apportionment rules described above may apply to certain of our loan assets unless the loan is secured solely by real property and personal property and the value of the personal property does not exceed 15% of the value of the property securing the loan. Thus, depending upon the value of the real property securing our mortgage loans and their face amount, and the other sources of our gross income generally, we may fail to meet the 75% gross income test. In addition, although we will endeavor to accurately determine the values of the real property securing our loans at the time we acquire or commit to acquire such loans, such values may not be susceptible to a precise determination and will be determined based on the information available to us at such time. If the IRS were to successfully challenge our valuations of such assets and such revaluations resulted in a higher portion of our interest income being apportioned to property other than real property, we could fail to meet the 75% gross income test. If we do not meet this test, we could potentially lose our REIT qualification or be required to pay a penalty tax to the IRS. Furthermore, prior to 2016, the apportionment rules described above applied to any debt instrument that was secured by real and personal property if the principal amount of the loan exceeded the value of the real property securing the loan. As a result, prior to 2016, these apportionment rules applied to mortgage loans held by us even if the personal property securing the loan did not exceed 15% of the total property securing the loan. We, and our predecessor Sutherland Asset Management Corporation that merged into ZAIS Financial, which we refer to as Pre-Merger Sutherland, have held significant mortgage loans that are secured by both real property and personal property. If the IRS were to successfully challenge the application of these rules to either us or Pre-Merger Sutherland, such company could fail to meet the 75% gross income test, which could cause us or Pre-Merger Sutherland to fail to qualify as a REIT. In addition, although we will endeavor to accurately determine the values of the real property securing our loans at the time we acquire or commit to acquire such loans, such values may not be susceptible to a precise determination and will be determined based on the information available to us at such time. If the IRS were to successfully challenge our valuations of such assets and such revaluations resulted in a higher portion of our interest income being apportioned to property other than real property, we could fail to meet the 75% gross income test. If we do not meet this test, we could potentially lose our REIT qualification or be required to pay a penalty tax to the IRS.

In addition, if we modify a distressed debt investment of ours by an agreement with the borrower, and if the modification is treated as a “significant modification” under the applicable Treasury regulations, the modified debt will be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may generally be required to reapportion the interest income to the real property security based on the value of the real property at the time of the modification, which may have reduced considerably. In Revenue Procedure 2014-51, the IRS provided a safe harbor under which a REIT is not required to reapportion the interest income on a mortgage loan upon a modification of the loan if the modification was occasioned by a default or would present a substantially reduced risk of default, and certain other requirements are met. Revenue Procedure 2014-51 may therefore allow us to modify certain of our distressed debt investments without adversely affecting the qualification of interest income from such debt investments for purposes of the 75% gross income test. However, we may enter into modifications of distressed debt investments that do not qualify for the safe harbor provided in Revenue Procedure 2014-51, which could adversely affect our ability to satisfy the 75% gross income test.

We believe that substantially all of the interest, original issue discount (or OID), and market discount income that we receive from debt instruments is qualifying income for purposes of the 95% gross income tests. However, a significant portion of the loans that we hold have a loan amount in excess of the value of the real property securing the loan. As a result, if the value of personal property equals or exceeds 15% of the total fair market value and the apportionment rules apply, income from such loans is qualifying income for purposes of the 75% gross income test only to the extent of the ratio of the fair market value of the real property over the highest unpaid balance of the loan in the taxable year. In addition, we hold certain assets, including unsecured loans, loans secured by assets other than real property, and loans issued by our TRSs, and we may acquire certain assets, including interests in MBS secured by assets other than real property, that do not generate qualifying income for purposes of the 75% gross income test. Accordingly, our ability to invest in such assets is limited. Furthermore, although we intend to monitor the income generated by these assets so as to satisfy the 75% gross income test, no assurance can be provided that we will be successful in this regard. Accordingly, our investment in such assets could cause us to fail to satisfy the gross income tests, which could cause us to fail to qualify as a REIT.

Prior to Pre-Merger Sutherland’s formation transactions, the predecessor of our operating partnership had accounted for its interest in certain SBC securitizations as an interest in a single debt instrument for U.S. federal income tax purposes. In connection with Pre-Merger Sutherland’s formation transactions, the predecessor to our operating partnership was treated as terminating for U.S. federal income tax purposes, and our operating partnership was treated as a new partnership that acquired the assets of such predecessor for U.S. federal income tax purposes. Beginning with such transactions, our operating partnership has properly accounted for its interests in these securitizations as interests in the underlying loans for U.S. federal income tax purposes. Since we did not have complete information regarding the tax basis of each of the loans held by our operating partnership at the time of the REIT formation transactions, our computation of taxable income with respect to these interests could be subject to adjustment by the IRS. While we believe that any such adjustment would not be significant in amount, the resulting redetermination of our gross income for U.S. federal income tax purposes could cause us to fail to satisfy the gross income tests, which could cause us to fail to qualify as a REIT. In addition, if any such adjustment resulted in an increase to our REIT taxable income, we could be required to pay a deficiency dividend in order to maintain our REIT qualification. See “- Annual Distribution Requirements.”

We have and may continue to invest in residential mortgage-backed securities (or RMBS) that are either pass-through certificates or collateralized mortgage obligations (or CMOs). We expect that such RMBS are treated either as interests in a grantor trust or as regular interests in a REMIC for U.S. federal income tax purposes and that substantially all of the interest income, OID and market discount from our RMBS will be qualifying income for the 95% gross income test. In the case of RMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, OID and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of RMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of its interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. In connection with the expanded HARP program, the IRS issued guidance providing that, among other things, if a REIT holds a regular or residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then the REIT may treat 80% of the gross income received with respect to the interest in the REMIC as interest on an obligation secured by a mortgage on real property for the purpose of the 75% gross income test. For this purpose, a REMIC is an “eligible REMIC” if (i) the REMIC has received a guarantee from Fannie Mae or Freddie Mac that will allow the REMIC to make any principal and interest payments on its regular and residual interests and (ii) all of the REMIC’s mortgages and pass-through certificates are secured by interests in single-family dwellings. If we were to acquire an interest in an eligible REMIC less than 95% of the assets of which constitute real estate assets, the IRS guidance described above may generally allow us to treat 80% of the gross income derived from the interest as qualifying income for the purpose of the 75% gross income test. However, the remaining portion of such income would not generally be qualifying income for the purpose of the 75% gross income test, which could adversely affect our ability to qualify as a REIT. We expect that substantially all of our income from RMBS will be qualifying income for purposes of the gross income tests.

We believe that the interest, OID, and market discount income that we receive from our RMBS generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent that we own non-REMIC CMO obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

We may purchase Agency RMBS through to-be-announced trades (or TBAs) and we may recognize income or gains from the disposition of those TBAs, through dollar roll transactions or otherwise. There is no direct authority with respect to the qualification of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. Consequently, our ability to enter into dollar roll transactions and other dispositions of TBA could be limited. No assurance can be given that the IRS will treat such income as qualifying income. We do not expect such income to adversely affect our ability to meet the 75% gross income test. In the event that such income was determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income when added to any other non-qualifying income exceeded 25% of our gross income.

We may also hold excess mortgage servicing rights (or MSRs), which means the portion of an MSR that exceeds the arm’s length fee for services performed by the mortgage servicer. In certain private letter rulings, the IRS ruled that interest received by a REIT from excess MSRs meeting certain requirements will be considered interest on obligations secured by mortgages on real property for purposes of the 75% gross income test. A private letter ruling may be relied upon only by the taxpayer to whom it is issued, and the IRS may revoke a private letter ruling. Consistent with the analysis adopted by the IRS in that private letter ruling and based on advice of counsel, we intend to treat income from any excess MSRs that meet the requirements provided in the private letter ruling as qualifying income for purposes of the 75% and 95% gross income tests. Notwithstanding the IRS’s determination in the private letter ruling described above, it is possible that the IRS could successfully assert that such income does not qualify for purposes of the 75% and/or 95% gross income tests, which, if such income together with other income we earn that does not qualify for the 75% or 95% gross income test, as applicable, exceeded 25% or 5% of our gross income, could cause us to be subject to a penalty tax and could impact our ability to qualify as a REIT. See “- Gross Income Tests - Failure to Satisfy the Gross Income Tests” and “Failure to Qualify as a REIT.” We hold MSRs other than excess MSRs in a TRS in order to avoid recognizing non-qualifying income for purposes of the gross income tests.

Phantom Income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain of our assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, which we refer to as “phantom income,” and we may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We have and may continue to acquire debt instruments, including SBC Loans, mortgage loans, and MBS, in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. We expect to accrue market discount on a constant yield to maturity of the debt instrument, based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal on the debt instrument is received, unless we elect to include accrued market discount in incomes as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument would ultimately be collected in full. If we collect less on the debt instrument than our purchase price plus any market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in subsequent years. In certain cases, we may be able to cease accruing interest income with respect to a debt instrument, to the extent there is reasonable doubt as to our ability to collect such interest income. However, if we recognize insufficient interest income, and the IRS were to successfully assert that we did not accrue the appropriate amount of income with respect to such a debt instrument in a given taxable year, we may be required to increase our taxable income with respect to such year, which could cause us to be required to pay a deficiency dividend or a tax on undistributed income, or fail to qualify as a REIT.

Some of the MBS and other debt instruments that we purchase will likely have been issued with OID. We will be required to accrue OID based on a constant yield method and income will accrue on the debt instruments based on the assumption that all future payments on such debt instruments will be made. If such debt instruments turn out not to be fully collectible, an offsetting loss will only become available in a later year when uncollectiblity is provable. Moreover, such loss will likely be treated as a capital loss in the hands of our operating partnership, and the utility of that deduction would therefore depend on our having capital gain in that later year or thereafter. In addition, we may also acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower, with gain recognized by us to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to modification. To the extent that such modifications are made with respect to a debt instrument held by a TRS treated as a dealer for U.S. federal income tax purposes, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt obligation to its fair market value as if the debt obligation were sold. In that case, such TRS would recognize a loss at the end of the taxable year in which the modification was made to the extent the fair market value of such debt obligation were less than its principal amount after the modification. We may also be required under the terms of the indebtedness that we incur to use cash received from interest payments to make principal payment on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.

We also may hold excess MSRs. Based on IRS guidance concerning the classification of MSRs, we intend to treat such excess MSRs as ownership interests in the interest payments made on the underlying mortgage loans, akin to an “interest only” strip. Under this treatment, for purposes of determining the amount and timing of taxable income, each excess MSR is treated as a bond that was issued with OID on the date we acquired such excess MSR. In general, we are required to accrue OID based on the constant yield to maturity of each excess MSR, and to treat such OID as taxable income in accordance with the applicable U.S. federal income tax rules. The constant yield of an excess MSR is determined, and is taxed, based on a prepayment assumption regarding future payments due on the mortgage loans underlying the excess MSR. If the mortgage loans underlying an excess MSR prepay at a rate different than that under the prepayment assumption, our recognition of OID will be either increased or decreased depending on the circumstances. Thus, in a particular taxable year, we may be required to accrue an amount of income in respect of an excess MSR that exceeds the amount of cash collected in respect of that excess MSR. Furthermore, it is possible that, over the life of the investment in an excess MSR, the total amount we pay for, and accrue with respect to, the excess MSR may exceed the total amount we collect on such excess MSR. No assurance can be given that we will be entitled to a deduction for such excess, meaning that we may be required to recognize phantom income over the life of an excess MSR.

In addition to the rules described above, we are generally required to include certain amounts in income no later than the time that the amounts are reflected on our financial statements, subject to an exception for MSRs and certain other exceptions. This rule could cause us to be required to take income into account earlier than under the general tax principles otherwise discussed herein.

Due to each of these potential differences between income recognition or expense deduction and related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other actions to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “- Annual Distribution Requirements.”

Dividend Income

We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT is qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Income inclusions under Code rules relating to “controlled foreign corporations” and “passive foreign investment companies” with respect to certain equity investments in a foreign TRS or other non-U.S. corporation in which we may hold an equity interest are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes.

In Revenue Procedure 2018-48, the IRS stated that such income inclusions will be treated as qualifying income for purposes of the 95% gross income test and that certain foreign currency gains related thereto would be disregarded in applying the 95% gross income test.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, swaptions, financial futures, and options. Under the Internal Revenue Code, any income that we generate from transactions intended to hedge its interest rate risks will generally be excluded from gross income for purposes of the 75% and 95% gross income tests if (i) the instrument (A) hedges interest rate risk or foreign currency exposure on liabilities used to carry or acquire real estate assets or (B) hedges risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests, or (C) hedges an instrument described in clause (A) or (B) for a period following the extinguishment of the liability or the disposition of the asset that was previously hedged by the hedged instrument, and (ii) such instrument is properly identified under applicable Treasury Regulations. Any income from other hedges would generally constitute non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT, but there can be no assurance that we will be successful in this regard.

Rents from Real Property

Rents we receive from leasing real property or interests therein qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then the portion of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by our company. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (i) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (ii) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. We monitor the income we receive from the rental of real property to determine if the rent is treated as paid by an entity that is treated as related to us for purposes of these rules. However, the attribution rules that apply for purposes of the above rules are complex. In order to determine whether we are deemed to hold an interest in the tenant under these attribution rules, we may be required to rely on information that we obtain from our stockholders and other third parties regarding potential relationships that could cause us to be treated as owning an interest in such tenants. No assurance can be provided that we will have access to all information necessary to make this determination, and as a result no assurance can be provided that the rental income we receive will not be treated as received from related parties under these rules, which could adversely impact our ability to qualify as a REIT.

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “- Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

We, at the close of each calendar quarter, must also satisfy multiple tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. Government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property (such as land, buildings, leasehold interests in real property), personal property leased with real property if rents attributable to the personal property do not exceed 15% of total rents, stock of other corporations that qualify as REITs, interests in mortgages in real property or on interests in real property, debt instruments issued by publicly offered REITs, interests in obligations secured by both real property and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value of all property securing such mortgage, and certain kinds of MBS and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either (a) voting power (or the 10% voting test) or (b) value (or the 10% value test). Fourth, the aggregate value of all securities of TRSs held by us may not exceed 25% (for taxable years beginning after December 31, 2025) of the value of our gross assets. Fifth, not more than 25% of the value of our gross assets is represented by nonqualified publicly offered REIT debt instruments.

The 5% and 10% asset tests do not apply to stock and securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (i) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (ii) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (iii) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, the 10% vote test or 10% value test at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, it is permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which the identification of the failure to satisfy the asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

We believe that the majority of the SBC loans and MBS that we intend to own generally are qualifying assets for purposes of the 75% asset test. However, certain of the assets that we hold or intend to hold, including debt instruments secured by non-real estate assets, unsecured debt, debt securities issued by C corporations or other fixed-income securities that are not secured by mortgages on real property or on interests in real property, or non-real estate asset-backed securities (or ABS) or other debt instruments secured by mortgage loans (rather than by real property), will generally not be qualifying assets for purposes of the 75% asset test.

A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan (which, beginning in 2016, includes for these purposes personal property securing the loan if such personal property does not exceed 15% of the total fair market value of all of the property securing such loan) is equal to or greater than the principal amount of the loan or the loan either is secured only by real property or in the case of a loan secured by real and personal property, the value of the personal property securing the loan does not exceed 15% of the value of all property securing the loan. In the event that we invest in a mortgage loan that is secured by both real property and personal property the value of which is more than 15% of the value of all property securing the loan (and, beginning in 2016, the fair market value of the other property securing the loan exceeds 15% of the total fair market value of all of the property securing such loan), Revenue Procedure 2014-51, may apply to determine what portion of the mortgage loan will be treated as a real estate asset for purposes of the 75% asset test. Pursuant to Revenue Procedure 2014-51, the IRS has announced that it will not challenge a REIT’s treatment of a loan as a real estate asset if the REIT treats the loan as a real estate asset in an amount equal to the lesser of (1) the value of the loan or (2) the greater of (i) the current value of the real property securing the loan or (ii) the value of the real property securing the loan at the relevant testing date (generally, the date the REIT commits to make the loan or to purchase the loan, as the case may be). This safe harbor, if it applied to us, would help us comply with the asset tests following the acquisition of distressed debt if the value of the real property securing the loan were to subsequently decline.

In addition, if we modify a distressed debt investment of ours by an agreement with the borrower, and if the modification is treated as a “significant modification” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may generally be required to redetermine the portion of the loan that is treated as a real estate asset for purposes of the asset tests. In Revenue Procedure 2014-51, the IRS has provided a safe harbor under which a REIT is not required to redetermine the value of real property securing a mortgage loan for purposes of the asset tests in the event of a significant modification of the loan if the modification meets certain requirements. See “- Income Tests - Interest Income.” However, we may enter into modifications of distressed debt investments that do not qualify for the safe harbor provided in Revenue Procedure 2014-51, which could adversely affect our ability to satisfy the asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in mortgage loans cause a violation of the asset tests.

A significant portion of our assets may be held from time to time in TRSs. While we intend to manage our affairs so as to satisfy the 25% (for taxable years that begin after December 31, 2025) TRS limitation described above, there can be no assurance that we will be able to do so in all market circumstances. In order to satisfy this TRS limitation, we have been required to and may in the future be required to acquire assets that we otherwise would not acquire, liquidate or restructure assets that we hold through ReadyCap or any of our TRSs, or otherwise engage in transactions that we would not otherwise undertake absent the requirements for REIT qualifications. Each of these actions could reduce the distributions available to our stockholders. In addition, we and our subsidiary REIT have made loans to our TRSs that meet the requirements to be treated as qualifying investments of new capital, which is generally treated as a real estate asset under the Code. Because such loans are treated as real estate assets for purposes of the REIT requirements, we do not treat these loans as TRS securities for purposes of the TRS asset limitation, which is consistent with private rulings issues by the IRS. However, no assurance can be provided that the IRS may not successfully assert that such loans should be treated as securities of our or our subsidiary REIT’s TRSs, which could adversely impact our qualification as a REIT. In addition, a TRS has issued notes with respect to which we have provided certain financial guarantees and other credit support. We believe that, notwithstanding the credit support that we have provided with respect to these note issuances, these note issuances should be treated as borrowings of that TRS for U.S. federal income tax purposes. However, if the IRS were to successfully assert that these note issuances should be characterized as note issuances by us, rather than that TRS we could fail to satisfy the 25% TRS limitation. Moreover, no assurance can be provided that we will be able to successfully manage our asset composition in a manner that causes us to satisfy this TRS limitation each quarter, and our failure to satisfy this limitation could result in our failure to qualify as a REIT.

Our TRSs may need to make dividend distributions to us at times when it may not be preferable to do so in order to satisfy the requirement that securities issued by TRSs do not exceed 25% of the value of our assets. We may, in turn, distribute all or a portion of such dividends to our stockholders at times when we might not otherwise wish to declare and pay such dividends. See “- Annual Distribution Requirements.” Distributions from a TRS will generally not constitute qualifying income for purposes of the 75% gross income test. As a result, it is possible that we may wish to cause a TRS to distribute a dividend in order to reduce the value of our TRS securities below 25% of our assets, but be unable to do so without violating the 75% gross income test. In addition, because the 75% gross income test in an annual test and the amount of distributions of a TRS that are treated as dividends for U.S. federal income tax purposes depends on the earnings and profit of such TRS throughout the taxable year, it is not always possible for us to precisely determine how a distribution from a TRS will impact our compliance with the 75% gross income test for the year. Although there are other measures we can take in such circumstances in order to remain in compliance with the requirements for qualification as a REIT, there can be no assurance that we will be able to comply with both of these tests in all market conditions.

We believe that our holdings of loans and other securities will be structured in a manner that will comply with the foregoing asset requirements and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets. We may not obtain independent appraisals to support our conclusions concerning the values of our assets, and the values of some of our assets may not be susceptible to a precise determination and are subject to change in the future. Although we will be prudent in making estimates as to the value of our assets, there can be no assurance that the IRS will not disagree with the determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and could fail to qualify as a REIT. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the asset tests.

Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers cause a violation of the asset tests. Moreover, regulations may affect the debt characterizations of our intercompany obligations.

Treatment of Specific Investments and Transactions

REMICs

The Internal Revenue Code provides that a regular or a residual interest in a REMIC is generally treated as a real estate asset for the purposes of the asset tests, and any amount includible in our gross income with respect to such an interest is generally treated as interest on an obligation secured by a mortgage on real property for the purposes of the gross income tests. If, however, less than 95% of the assets of a REMIC in which we hold an interest consist of real estate assets (determined as if we held such assets), we will be treated as holding our proportionate share of the assets of the REMIC for the purpose of the asset tests and receiving directly our proportionate share of the income of the REMIC for the purpose of determining the amount of income from the REMIC that is treated as interest on an obligation secured by a mortgage on real property. In connection with the expanded HARP program, the IRS issued guidance providing that, among other things, if a REIT holds a regular interest in an “eligible REMIC,” or a residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then (i) the REIT may treat 80% of the value of the interest in the REMIC as a real estate asset for the purpose of the asset tests and (ii) the REIT may treat 80% of the gross income received with respect to the interest in the REMIC as interest on an obligation secured by a mortgage on real property for the purpose of the 75% gross income test. For this purpose, a REMIC is an “eligible REMIC” if (i) the REMIC has received a guarantee from Fannie Mae or Freddie Mac that will allow the REMIC to make any principal and interest payments on its regular and residual interests and (ii) all of the REMIC’s mortgages and pass-through certificates are secured by interests in single-family dwellings. If we were to acquire an interest in an eligible REMIC less than 95% of the assets of which constitute real estate assets, the IRS guidance described above may generally allow us to treat 80% of its interest in such a REMIC as a qualifying real estate asset for the purpose of the asset tests and 80% of the gross income derived from the interest as qualifying income for the purpose of the 75% gross income test. Although the portion of the income from such a REMIC interest that does not qualify for the 75% gross income test would likely be qualifying income for the purpose of the 95% gross income test, the remaining 20% of the REMIC interest generally would not qualify as a real estate asset, which could adversely affect our ability to satisfy the asset tests. Accordingly, owning such a REMIC interest could adversely affect our ability to qualify as a REIT.

Repurchase Transactions

We may enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

TBAs

We may have exposure to Agency RMBS through TBAs. As with any forward purchase contract, the value of the underlying Agency RMBS may decrease between the contract date and the settlement date, which may result in the recognition of income, gain or loss. The law is unclear regarding whether TBAs are qualifying assets for the 75% asset test and whether income or gains from the dispositions of TBAs, through “dollar roll” transactions or otherwise, constitute qualifying income for purposes of the 75% gross income test. Accordingly, our ability to purchase Agency RMBS through TBAs or to dispose of TBAs through these transactions or otherwise, could be limited. We do not expect any investment in TBAs to adversely affect our ability to meet the REIT gross income and assets tests. No assurance can be given that the IRS would treat TBAs as qualifying assets or treat income and gains from the disposition of TBAs as qualifying income for these purposes, and, therefore, our ability to invest in such assets could be limited.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of:

•	90% of our “REIT taxable income” (computed without regard to the deduction for dividends paid and our net capital gains); and

•	90% of our net income (after tax), if any, from foreclosure property (as described below);

minus

(b)	the sum of specified items of non-cash income that exceeds a specified percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We may be subject to the 4% excise tax for certain taxable years.

In addition, if we were to recognize “built-in gain” (as defined below) on the disposition of any assets acquired from a C corporation in a transaction in which our basis in the assets was determined by reference to the C corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization or contribution), we would be required to distribute at least 90% of the built-in gain net of the tax we would pay on such gain. See “- Tax on Built-In Gains” below.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (i) the actual receipt of cash, including receipt of distributions from our subsidiaries and (ii) the inclusion of items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash. For example, we may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes, market discount bonds such that we will be required to include in our income a portion of income each year that such instrument is held before we receive any corresponding cash. Similarly, if we engage in modifications of distressed debt investments that are treated as “significant modifications,” the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower for U.S. federal income tax purposes, which could cause us to recognize gain without any corresponding receipt of cash. In addition, subject to certain exceptions, we generally are required to include certain amounts in income no later than the time that the amounts are reflected on our financial statements, which could cause us to be required to take income into account earlier than under general tax principles. See “- Gross Income Tests - Phantom Income” above. In the event that such timing differences occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources, including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the value of our common stock.

Under certain circumstances, it is possible that the IRS could assert that our net income for a taxable year was greater than we believed it to be. If the IRS were successful in asserting such an adjustment, the adjustment could cause us to fail to satisfy the distribution requirements for such taxable year if our distributions with respect to such taxable year were not sufficient after taking into account the increase in our net income. In such event, we may be able to rectify such failure to meet the distribution requirements by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the year that was subject to the adjustment. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we would be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Tax on Built-In Gains

If we acquire appreciated assets from a subchapter C corporation in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, and if we subsequently dispose of any such assets during the five-year period following the acquisition of the assets from the C corporation, we will be subject to tax at the highest corporate tax rates on any gain from such assets to the extent of the excess of the fair market value of the assets on the date that they were acquired by us over the basis of such assets on such date, which we refer to as built-in gains. Similarly, to the extent that any C corporation holds an interest in an entity treated as a partnership for U.S. federal income tax purposes (either directly or through one or more other entities treated as partnerships for U.S. federal income tax purposes) and we acquire appreciated assets from such partnership in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the partnership, the underlying C corporation’s proportionate share of such assets will be treated as contributed by a C corporation and therefore will be subject to the tax on built-in gains. However, the built-in gains tax will not apply if the C corporation elects to be subject to an immediate tax when the asset is acquired by us.

As part of the formation of Pre-Merger Sutherland, certain persons who are treated as C corporations for U.S. federal income tax purposes may have contributed assets to Pre-Merger Sutherland in exchange for stock. We believe that any such contributors who were treated as a C corporation for U.S. federal income tax purposes (including any person treated as a partnership for U.S. federal income tax purposes with one or more direct or indirect C corporation partners) contributed assets with a de minimis amount of built-in gains. As a result, although it is possible that a portion of the assets contributed to Pre-Merger Sutherland in connection with its formation may be subject to the built-in gains tax, we expect that the built-in gains resulting from such assets should generally be de minimis.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.

Excess Inclusion Income

If we, our operating partnership or a subsidiary REIT owned by our operating partnership, acquire a residual interest in a REMIC, we may realize excess inclusion income. In addition, if we, our operating partnership or a subsidiary REIT owned by our operating partnership is deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on mortgage loans owned by us, such arrangement will be treated as a taxable mortgage pool for U.S. federal income tax purposes. See “- Effect of Subsidiary Entities - Taxable Mortgage Pools.” We may securitize SBC loans that we acquire and certain securitizations may result in us owning interests in a taxable mortgage pool. We would be precluded from holding equity interests in such a securitization through our operating partnership. Accordingly, we would likely form such securitizations as qualified REIT subsidiaries of a subsidiary REIT of our operating partnership, and will be precluded from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered to be equity interests for U.S. federal income tax purposes. We are taxed at the highest corporate income tax rate on a portion of the income, referred to as “excess inclusion income,” arising from a taxable mortgage pool that is allocable to the percentage of our shares held in record name by “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on UBTI. To the extent that common stock owned by “disqualified organizations” is held in record name by a broker/dealer or other nominee, the broker/ dealer or other nominee would be liable for the corporate level tax on the portion of our excess inclusion income allocable to the common stock held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” Disqualified organizations may own our stock. Because this tax would be imposed on our company, all of our investors, including investors that are not disqualified organizations, will bear a portion of the tax cost associated with the classification of our company or a portion of our assets as a taxable mortgage pool. A RIC or other pass-through entity owning our common stock in record name will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations.

In addition, if we realize excess inclusion income and allocate it to stockholders, this income cannot be offset by net operating losses of our stockholders. If the stockholder is a tax-exempt entity and not a disqualified organization, then this income is fully taxable as unrelated business taxable income (or UBTI) under Section 512 of the Internal Revenue Code. If the stockholder is a foreign person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty. If the stockholder is a REIT, a RIC, common trust fund or other pass-through entity, the stockholder’s allocable share of our excess inclusion income could be considered excess inclusion income of such entity. Accordingly, such investors should be aware that a significant portion of our income may be considered excess inclusion income. Finally, if a subsidiary REIT of our operating partnership through which we hold taxable mortgage pool securitizations were to fail to qualify as a REIT, our taxable mortgage pool securitizations will be treated as separate taxable corporations for U.S. federal income tax purposes that could not be included in any consolidated corporate tax return.

We have engaged in certain securitization transactions that are treated as taxable mortgage pools for U.S. federal income tax purposes as described under “- Effect of Subsidiary Entities - Taxable Mortgage Pools.” Although we believe that such transactions are structured in a manner so that they should not cause any portion of the distributions in our shares to be treated as excess inclusion income, no assurance can be provided that the IRS would not assert a contrary position.

Prohibited Transactions

Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that any asset that we or a subsidiary REIT owns that could be treated as held for sale to customers in the ordinary course of our business qualifies for certain safe harbor provisions that prevent the application of this prohibited transaction tax. However, no assurance can be provided that such safe harbor provisions will apply. In addition, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. If we were to sell a mortgage loan to a third party, depending on the circumstances of the sale, it is possible that the sale could be treated as a prohibited transaction. As a result, no assurance can be given that any securities or loans that we may dispose of will not be treated as property held-for-sale to customers. The Internal Revenue Code provides certain safe harbors under which disposition of assets are not treated as prohibited transactions. However, there can be no assurance that any disposition of our assets would comply with these safe-harbor provisions. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we receive any such income, we intend to elect to treat the related property as foreclosure property. Property is not eligible for the election to be treated as foreclosure property if the loan with respect to which the default occurs or is imminent is acquired by a REIT with an intent to foreclose, or when the REIT knows or has reason to know that default would occur. We may acquire distressed debt instruments. If we acquire a distressed debt instrument when we know or have reason to know that a default may occur, we likely would not be permitted to make a foreclosure property election with such property.

Tax Aspects of Investments in Partnerships

General

We hold investments through entities that are classified as partnerships for U.S. federal income tax purposes, including our operating partnership and potentially equity interests in lower-tier partnerships. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various gross income tests, based on our capital interest in such partnership. Moreover, for purposes of the asset tests, we will include our proportionate share of assets held by subsidiary partnerships, based on our capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership excluding, for these purposes, securities excluded under the Internal Revenue Code). Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification

The investment by us in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, could be subject to an entity-level tax on its income.

Pursuant to Section 7704 of the Internal Revenue Code, a partnership that does not elect to be treated as a corporation nevertheless will be treated as a corporation for U.S. federal income tax purposes if it is a “publicly traded partnership” and it does not receive at least 90% of its gross income from certain specified sources of “qualifying income” within the meaning of that section. A “publicly traded partnership” is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.” Although operating partnership units of our operating partnership are not traded on an established securities market, there is a significant risk that the right of a holder of such operating partnership units to redeem the units for our common stock could cause the operating partnership units to be considered readily tradable on the substantial equivalent of a secondary market. Under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. Although our operating partnership expects to qualify for one of these safe harbors in all taxable years, we cannot provide any assurance that surviving partnership will, in each of its taxable years, qualify for one of these safe harbors.

If our operating partnership were taxable as a corporation, the character of our assets and items of our gross income would change and could preclude us from satisfying the asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in “- Requirements for Qualification as a REIT,” “- Asset Tests” and “- Gross Income Tests” above, and in turn could prevent us from qualifying as a REIT. See “- Failure to Qualify,” below, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

The partnership agreement of our operating partnership generally provides that, after allocations to the holder of the Class A Special Unit, items of operating income and loss will be allocated to the holders of units in proportion to the number of units held by each holder. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partnership with respect to such item. Our operating partnership’s allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Under Section 704(c), income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value (or the book value) of the contributed property and the adjusted tax basis of such property at the time of the contribution (or a book-tax difference). Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners.

The partnership agreement requires that allocations with respect to any property contributed to our operating partnership in exchange for operating partnership units in a tax-deferred transaction be made in a manner consistent with Section 704(c) of the Internal Revenue Code. As a result, any gain recognized on the sale of any such properties would generally be allocated to the partner who contributed the property to our operating partnership to the extent of the book-tax difference at the time of such contribution. As a result, in the event that any such properties are sold, the partner who contributed such assets to our operating partnership or, in certain cases, a successor to such partner, which may include us, could be allocated gain in excess of its corresponding book gain (or taxable loss that is less than such person’s corresponding economic or book loss), with a corresponding benefit to the partners who did not contribute such assets to our operating partnership. These provisions will also apply to revaluations of our operating partnership’s assets in connection with our operating partnership’s issuance of additional operating partnership units. The application of Section 704(c) of the Internal Revenue Code to a partnership such as our operating partnership that holds numerous loan securities can be complex and may require the adoption of certain conventions or methods that could be subject to challenge by the IRS. If any taxable income or loss of our operating partnership were subject to reallocation, such a reallocation could adversely impact our ability to qualify as a REIT or require us to pay a deficiency dividend in order to maintain our qualification as a REIT.

In connection with the formation of Pre-Merger Sutherland, certain persons were treated as contributing assets to our operating partnership in exchange for operating partnership units for U.S. federal income tax purposes, and therefore we are subject to the allocation provisions described above to the extent of any book-tax difference in our assets at the time of each such contribution. These allocation provisions could result in us having taxable income that is in excess of our economic or book income as well as our cash distributions from our operating partnership, which might adversely affect our ability to comply with the REIT distribution requirements or result in a greater portion of our distributions being treated as taxable dividend income.

Failure to Qualify as a REIT

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders will generally be taxable in the case of U.S. stockholders (as defined above) who are individuals at a maximum rate of 20%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. Additionally, certain exemptions from U.S. taxation provided to our non-U.S. stockholders may not be available if we fail to qualify as a REIT. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

However, pursuant to Section 199A of the Internal Revenue Code, non-corporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. Pursuant to recently finalized Treasury regulations, in order for a dividend paid by a REIT to be eligible to be treated as a “qualified REIT dividend,” the U.S. stockholder must meet two holding period-related requirements. First, the U.S. stockholder must hold the REIT stock for a minimum of 46 days during the 91-day period that begins 45 days before the date on which the REIT stock becomes ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the U.S. stockholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. In addition, Treasury regulations provide that stockholders of RICs are also entitled to the 20% deduction with respect to certain “Section 199A dividends” that are attributable to qualified REIT dividends received by such RICs. Prospective investors should consult their tax advisors concerning the applicability of these rules and any limitations on the ability to deduct all or a portion of dividends received on our securities. As discussed above, if we realize excess inclusion income and allocate it to a taxable U.S. stockholder, this income cannot be offset by net operating losses of such stockholder.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of our company for the taxable year, without regard to the period for which the U.S. stockholder has held our stock. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders who are individuals, and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions. Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares of our common stock in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares of our common stock, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. See also “Medicare Tax on Unearned Income” below.

In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to noncorporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common stock became ex dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(i)	the qualified dividend income received by us during such taxable year from non-REIT C corporations (including TRSs in which we may own an interest);

(ii)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(iii)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (i) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), our TRSs, or a “qualified foreign corporation” and specified holding period requirements and other requirements are met.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “- Taxation of Our Company” and “- Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Common Stock

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 20%, if such shares were held for more than 12 months, and will be taxed at ordinary income rates (up to 37% for taxable years beginning after December 31, 2017 and before January 1, 2026 if such shares were held for 12 months or less). Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, qualified dividend income or capital gains from the disposition of stock as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Medicare Tax on Unearned Income

Certain U.S. stockholders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock. The 20% deduction allowed by Section 199A of the Internal Revenue Code, with respect to ordinary REIT dividends received by non-corporate taxpayers, is allowed only for Chapter 1 of the Internal Revenue Code and thus is not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Section 2A of the Internal Revenue Code. U.S. stockholders should consult their tax advisors regarding this tax on net investment income.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit-sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Internal Revenue Code (that is, where the acquisition or holding of the property is financed through a borrowing by the tax exempt stockholder), (ii) our common stock is not otherwise used in an unrelated trade or business and (iii) we do not hold an asset that gives rise to “excess inclusion income,” (see “- Annual Distribution Requirements - Excess Inclusion Income”) distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax exempt U.S. stockholder. As previously noted, we may engage in transactions that would result in a portion of our dividend income being considered “excess inclusion income” and, accordingly, it is possible that a portion of our dividends received by a tax-exempt stockholder may be treated as UBTI. Tax exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, and supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), and (c)(17) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust (i) that is described in Section 401(a) of the Internal Revenue Code, (ii) is tax exempt under Section 501(a) of the Internal Revenue Code, and (iii) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (A) either (x) one pension trust owns more than 25% of the value of our stock, or (y) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (B) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions relating to the ownership and transfer of our stock should generally prevent a U.S. tax exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.

Tax exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation. Non-U.S. Stockholders should consult their tax advisors concerning the U.S. federal estate tax consequences of ownership of our common stock.

For most non-U.S. persons, an investment in a REIT that invests principally in mortgage loans and MBS is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most non-U.S. persons to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Internal Revenue Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the Internal Revenue Code such as “qualified foreign pension funds,” as discussed below, or the terms of a bilateral tax treaty between their country of residence and the United States.

Ordinary Dividends

Subject to the discussion below under “- Capital Gain Dividends”, dividends received by non-U.S. stockholders payable out of our earnings and profits which are not attributable to gains from dispositions of “U.S. real property interests” or designated as capital gains dividends and are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, we may engage in transactions that could result in a portion of our dividends being considered excess inclusion income, and accordingly, a portion of our dividend income may not be eligible for exemption from the 30% withholding rate or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed on a non-U.S. stockholder, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

Unless (i) our common stock constitutes a U.S. real property interest, or USRPI, or (ii) either (A) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (B) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. Because our stock is expected to be regularly traded, our common stock will not constitute USRPI with respect to a holder unless such holder holds more than 10% of our stock. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current or accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current or accumulated earnings and profits.

If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA”, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type, and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits. Because our stock, is expected to be regularly traded, non-dividend distributions by us to a holder are generally not subject to FIRPTA unless such holder holds more than 10% of our stock. Non-U.S. stockholders that are treated as “qualified foreign pension funds” are exempt from federal income and withholding tax under FIRPTA on such distributions by us.

Capital Gain Dividends

Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, or USRPI capital gains, will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 21% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The 21% withholding tax will not apply to any capital gain dividend (i) with respect to any class of our stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend or (ii) received by certain non-U.S. publicly traded investment vehicles. Instead any capital gain dividend received by such a stockholder will be treated as a distribution subject to the rules discussed above under “- Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. We expect that our common stock will be regularly traded on an established securities market in the United States, although no assurance can be provided in this regard. In addition, non-U.S. stockholders that are treated as “qualified foreign pension funds” are exempt from income and withholding tax under FIRPTA on distributions from us to the extent attributable to USRPI capital gains.

A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (i) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year).

Dispositions of Our Common Stock

Unless our common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor and applying certain rules that exclude certain assets from this calculation. No assurance can be provided that 50% or more of our assets will not consist of interests in real property located in the U.S. for purposes of this test.

Even if our shares of common stock otherwise would be a USRPI under the foregoing test, our shares of common stock will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity is, among others, a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of the REIT’s shares of common stock or the period of the REIT’s existence), less than 50% in value of its outstanding shares of common stock is held directly or indirectly by non-U.S. stockholders.

The following rules simplify such determination:

•	In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a US person unless the REIT has actual knowledge that such person is not a US person.

•	In the case of REIT stock held by a publicly traded REIT or certain publicly traded or open-ended regulated investment companies (RICs), the REIT or RIC will be treated as a US person if the REIT or RIC is domestically controlled and will be treated as a non-US person otherwise.

•	In the case of REIT stock held by a REIT or RIC not described in the previous rule, the REIT or RIC is treated as a US person or a non-US person on a look-through basis.

We may be a domestically controlled REIT, in which case the sale of our common stock would not be subject to taxation under FIRPTA. However, because our stock is expected to be widely held, we cannot assure investors that we will be a domestically controlled REIT.

Even if we do not qualify as a domestically controlled REIT, and our stock is treated as USRPI, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (i) our common stock owned is of a class that is “regularly traded,” as defined by the applicable Treasury Regulation, on an established securities market, and (ii) the selling non-U.S. stockholder owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period. We expect that our common stock will be regularly traded on an established securities market in the United States, although no assurance can provided in this regard. In addition, even if we do not qualify as a domestically controlled REIT and our common stock is not regularly traded on an established securities market, non-U.S. stockholders that are treated as “qualified foreign pension funds” are exempt from tax under FIRPTA on the sale of our common stock.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (i) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gain.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met. Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Accounts

Legislation commonly known as foreign account tax compliance act, or FATCA, and existing guidance issued thereunder generally imposes a 30% withholding tax on dividends in respect of Common Shares held by or through (1) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Internal Revenue Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, and (2) specified other non-U.S. entities unless such an entity provides the payor with a certification identifying the direct and indirect U.S. owners of the entity and complies with other requirements. Accordingly, the entity through which our common shares is held will affect the determination of whether withholding is required. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. Holders of our stock are encouraged to consult with their own tax advisor regarding the possible implications of this legislation on their particular circumstances.

Tax Shelter Regulations

In certain circumstances, a holder of common stock who disposes of an interest in a transaction resulting in the recognition by such common stock of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction (or a reportable transaction) in accordance with recently issued regulations governing tax shelters and other potentially tax-motivated transactions (or the Tax Shelter Regulations). Holders should consult their tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of common stock.

State, Local and Foreign Taxes

We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares of common stock.

We cannot predict whether, when or to what extent new U.S. federal tax laws, regulations, interpretations or rulings will be issued, nor is the long-term impact of proposed tax reforms (including future reforms that may be part of any enacted tax reform) on the mortgage industry. Prospective investors are urged to consult their tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our shares.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depositary, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depositary’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

LEGAL MATTERS

Alston & Bird LLP will pass upon the validity of the securities we are offering under this prospectus and certain U.S. federal income tax matters. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, or any other counsel, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The financial statements of Ready Capital Corporation as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus, and the effectiveness of Ready Capital Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available at the web site maintained by the SEC at http://www.sec.gov. We maintain a web site at www.readycapital.com. The information on our web site is not, and you must not consider the information to be, a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the securities. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning our Company and the securities, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

Document	Filing Date
Annual Report on Form 10-K for the year ended December 31, 2025 (File No. 001-35808)	March 2, 2026
Definitive Proxy Statement on Schedule 14A (File No. 001-35808 ) (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024, as amended	April 29, 2025
Description of our common stock contained in our Registration Statement on Form 8-A (“Form 8-A”) as updated by Exhibit 4.17 to the Annual Report on Form 10-K for the year ended December 31, 2025 (“Exhibit 4.17”) (File No. 001-35808)	February 6, 2013 (Form 8-A); March 2, 2026 (Form 10-K)

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, or (ii) on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

All of the documents that are incorporated by reference are available at the web site maintained by the SEC at http://www.sec.gov. In addition, if you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to Andrew Ahlborn, the Company’s Secretary, at Ready Capital Corporation, 1251 Avenue of the Americas, 50th Floor, New York, NY 10020, telephone number (212) 257-4600.

Ready Capital Corporation

$500,000,000

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Rights

PROSPECTUS

                , 2026

The information in this preliminary prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 3, 2026

PROSPECTUS SUPPLEMENT

$78,366,304

READY CAPITAL CORPORATION

Common Stock

This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time of shares of our common stock, $0.0001 par value per share, or our common stock, having an aggregate offering price of up to $78,366,304 pursuant to an equity distribution agreement by and among us, Sutherland Partners, L.P., Waterfall Asset Management, LLC and Citizens JMP Securities LLC, as our sales agent. We refer to such agreement herein, as amended, as the Equity Distribution Agreement. We initially registered shares of our common stock having an aggregate offering price of up to $150 million for sale pursuant to the terms of the Equity Distribution Agreement under our registration statement dated August 4, 2020 and subsequently registered shares of our common stock having an aggregate offering price of up to $89,118,608 that were unsold under such agreement for sale under our registration statement dated January 11, 2022. Subsequently, we filed a prospectus supplement, dated March 21, 2025 (or the Prior Prospectus Supplement), for the offer and sale from time to time of the shares that remain unsold under such agreement. As of the date of this prospectus, we have not issued or sold any shares of our common stock pursuant to the Prior Prospectus Supplement. The common stock available to be sold under the Prior Prospectus Supplement as of the date of this prospectus supplement will no longer be offered and sold under the Prior Prospectus Supplement, but will instead be offered and sold under this prospectus supplement. Accordingly, this prospectus supplement covers the offer and sale of up to $78,366,304 to be sold under the Equity Distribution Agreement as of the date of this prospectus supplement.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including by sales made directly on or through the New York Stock Exchange, or NYSE, or another market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions, which may include block trades, at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the sales agent. We will submit orders to the sales agent relating to the sale of shares of our common stock on any given day. Subject to the terms and conditions of the Equity Distribution Agreement, the sales agent will use its commercially reasonable efforts to sell on our behalf all of the designated shares. We may instruct the sales agent not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction.

We also may sell shares of our common stock to our sales agent, as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to our sales agent, as principal, we will enter into a separate terms agreement with our sales agent, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

We will pay the sales agent a commission of up to 2.0% of the gross sales price per share sold through it as our agent under the Equity Distribution Agreement. In connection with the sale of shares of our common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be an underwriting commission or discount.

Our common stock is listed on the NYSE under the symbol “RC.” On February 27, 2026, the last reported sales price for our common stock on the NYSE was $1.85 per share.

We elected and qualified to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2011. To assist us in qualifying as a REIT, among other purposes, stockholders are generally restricted from owning more than 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock. In addition, our charter contains various restrictions on the ownership and transfer of our shares. See “Description of Securities — Restrictions on Ownership and Transfer” in the accompanying prospectus.

Investing in our common stock involves risks. See “Supplemental Risk Factors” beginning on page S-8 of this prospectus supplement and “Risk Factors” beginning on page 3 of the accompanying prospectus. You should also read carefully the risk factors described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 before investing in our common stock.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these shares or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Citizens Capital Markets

The date of this prospectus supplement is                        , 2026

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement describes the specific terms of this offering and also updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the Securities and Exchange Commission (or the SEC) that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

You should read this document together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompany prospectus. Neither we nor the sales agent has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this document, is accurate only as of its date or the dates which are specified in those documents, as applicable, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of shares of our common stock.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (or the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (or the Exchange Act) and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements in this prospectus supplement reflect our current views about future events and are inherently subject to substantial risks and uncertainties, many of which are difficult to predict and beyond our control, and may cause our actual results to materially differ. These forward-looking statements include information about possible or assumed future results of our operations, financial condition, liquidity, plans, and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may,” “potential” or other comparable terminology, we intend to identify forward-looking statements, although not all forward-looking statements may contain such words. Statements regarding the following subjects, among others, may be forward-looking, and the occurrence of events impacting these subjects, or otherwise impacting our business, may cause our financial condition, liquidity and consolidated results of operations to vary materially from those expressed in, or implied by, any such forward-looking statements:

•	our investment objectives and business strategy;

•	our expected leverage;

•	our expected investments;

•	estimates or statements relating to, and our ability to make, future distributions;

•	projected capital and operating expenditures;

•	our ability to use our liquidity and capital resources, including cash on hand, anticipated net payments from the loan portfolio, debt financings and proceeds from the potential disposition of assets, to provide liquidity to fund ongoing obligations and address upcoming debt maturities;

•	our ability to utilize liquidity and capital resources, together with our access to the capital markets and potentially other balance-sheet actions, such as adjustments to our dividend rate, to meet our liquidity needs;

•	availability of qualified personnel;

•	prepayment rates;

•	projected default rates;

•	increased rates of default and/or decreased recovery rates on our investments;

•	changes in interest rates, interest rate spreads, the yield curve or prepayment rates;

•	our potential entry into certain hedging arrangements related to the delivery of shares of common stock upon vesting of certain performance-based equity awards and restricted stock awards and the risk that such arrangements may not have the desired impact and may expose us to additional risks, including the failure of the counterparty to perform under the contracts;

•	the impact of inflation on our business;

•	tariffs imposed or threatened to be imposed by the current presidential administration;

•	changes in prepayments or acceleration of the disposition of our assets;

•	risks associated with achieving expected synergies, cost savings and other benefits from recent acquisitions, including the acquisitions of United Development Funding IV, Madison One Capital, M1 CUSO and Madison One Lender Services, and Funding Circle USA, Inc., and our increased scale;

•	risks associated with the completed divestiture of our Residential Mortgage Banking segment;

•	market, industry and economic trends;

•	our ability to compete in the marketplace;

•	the availability of attractive risk-adjusted investment opportunities in lower-to-middle-market commercial real estate loans (or LMM), loans guaranteed by the U.S. Small Business Administration (or the SBA) under its Section 7(a) loan program (or the SBA Section 7(a) Program), government-guaranteed loans focused on the United States Department of Agriculture (or the USDA), mortgage backed securities (or MBS), residential mortgage loans and other real estate-related investments that satisfy our investment objectives and strategies;

•	general volatility of the capital markets;

•	changes in our investment objectives and business strategy;

•	the availability, terms and deployment of capital;

•	the availability of suitable investment opportunities;

•	market developments and actions recently taken and which may be taken by the U.S. Government, including pursuant to policies of the U.S. administration, the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation (or Freddie Mac), the Government National Mortgage Association, Federal Housing Administration Mortgagee, USDA, U.S. Department of Veterans Affairs and the U.S. Securities and Exchange Commission (or the SEC);

•	applicable regulatory changes;

•	changes in our assets, interest rates or the general economy;

•	mortgage loan modification programs and future legislative actions;

•	our ability to maintain our qualification as a real estate investment trust (or REIT) and limitations on our business as a result of our qualification as a REIT;

•	our ability to maintain our exemption from qualification under the Investment Company Act of 1940, as amended (which we refer to as the 1940 Act);

•	factors described in our Annual Report on Form 10-K, including those set forth under the captions “Risk Factors” and “Business”;

•	our dependence on our external advisor, Waterfall Asset Management, LLC (which we refer to as Waterfall or the Manager), and our ability to find a suitable replacement if we or Waterfall were to terminate the management agreement we have entered into with Waterfall;

•	the degree and nature of our competition, including competition for LMM loans, MBS, residential mortgage loans, construction loans and other real estate-related investments that satisfy our investment objectives and strategies;

•	geopolitical events such as acts of terrorism, war or other military conflict, and the related impact on macroeconomic conditions; and

•	the impact of future pandemics and epidemics on our borrowers, the real estate industry and global markets, and on our business and operations, financial condition, results of operations, liquidity and capital resources.

The above list of risks and uncertainties is only a summary of some of the most important factors and is not intended to be exhaustive. Additional information regarding risk factors that may affect us is included under the caption “Supplemental Risk Factors” in this prospectus supplement and under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025. These risk factors are updated by us from time to time in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings that we make with the SEC. Upon the occurrence of these or other factors, our business, financial condition, liquidity and results of operations may vary materially and adversely from those expressed in, or implied by, any such forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not rely on these forward-looking statements, which apply only as of the date of this prospectus supplement. We are not obligated, and do not intend, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some of the information in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making a decision to invest in our shares of common stock. You should read carefully the more detailed information in this prospectus supplement and the accompanying prospectus, and the information incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless the context requires otherwise, references in this prospectus supplement to the “company,” “we,” “us,” “our” or “our company” are to Ready Capital Corporation, a Maryland corporation, together with its consolidated subsidiaries; references in this prospectus supplement to the “Operating Partnership” refer to Sutherland Partners, LP, a Delaware limited partnership and a subsidiary of Ready Capital Corporation; and references in this prospectus supplement to “our Manager” refer to Waterfall Asset Management, LLC, a Delaware limited liability company.

Our Company

We are a multi-strategy real estate finance company that originates, acquires, finances, and services lower-to-middle-market commercial real estate loans (or LMM loans), loans guaranteed by the U.S. Small Business Administration (or SBA loans), construction loans and, to a lesser extent, mortgage-backed securities (or MBS) collateralized primarily by LMM loans, or other real estate-related investments. Our loans generally range in original principal amounts up to $40 million and are used by businesses to purchase real estate used in their operations or by investors seeking to acquire multi-family, office, retail, mixed use or warehouse properties. Our objective is to provide attractive risk-adjusted returns to our stockholders. In order to achieve this objective, we intend to grow our investment portfolio and believe that the breadth of our full-service real estate finance platform will allow us to adapt to market conditions and deploy capital in our asset classes and segments with the most attractive risk-adjusted returns.

We are externally managed and advised by our Manager. Pursuant to the terms of the management agreement between us and our Manager, our Manager is responsible for our investment strategies and decisions and our day-to-day operations.

We have elected to be taxed as a real estate investment trust (or REIT) for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2011.

Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol “RC.” Our principal executive offices are located at 1251 Avenue of the Americas, 50th Floor, New York, New York 10020. Our telephone number is (212) 257-4600. Our website is www.readycapital.com. The information on our website is not considered part of this prospectus supplement.

THE OFFERING

Common stock offered by us	Common stock, par value $0.0001 per share, having aggregate sales proceeds of up to $78,366,304.
Method of offering	Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including sales made directly on or through the NYSE, or another market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions, which may include block trades, at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the sales agent.
We may also sell our common stock to our sales agent as principal for its own account at a price agreed upon at the time of sale. See “Plan of Distribution.”
Use of proceeds	We intend to contribute the net proceeds from any sales of shares of common stock resulting from this offering to our Operating Partnership which in turn will use the net proceeds to originate or acquire our target assets consistent with our investment strategy, repay indebtedness and for general corporate purposes. We have not yet determined which indebtedness will be repaid with the proceeds of this offering. See “Use of Proceeds.”
Dividend policy	We have and intend to continue to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its REIT taxable income. Our current policy is to pay quarterly distributions, which on an annual basis will equal all or substantially all of our REIT taxable income. Any distributions we make will be at the discretion of our Board and will depend upon, among other things, our actual results of operations. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures.
New York Stock Exchange symbol	“RC”
Ownership and transfer restrictions	To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, among other purposes, our charter generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock. See “Description of Securities — Restrictions on Ownership and Transfer” in the accompanying prospectus.
Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read the information contained under the caption “Supplemental Risk Factors” beginning on page S-8 of this prospectus supplement and “Risk Factors” beginning on page 3 of the accompanying prospectus, and the risks set forth under the caption “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025, and our other filings under the Exchange Act for risks that you should consider before deciding to invest in shares of our common stock.
Regulatory	We have elected to qualify, and operate our business so as to qualify, to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 2011.
We also intend to continue to operate our business in a manner that will permit us to maintain our exception from registration as an investment company under the 1940 Act.

SUPPLEMENTAL RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors described below and the risks described beginning on page 3 of the accompanying prospectus and in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Any of these risks described could materially adversely affect our business, financial condition, results of operations, tax status or ability to make distributions to our stockholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If this were to happen, the price of our common stock could decline significantly and you could lose a part or all of your investment.

Risks Related to this Offering

The market price and trading volume of our common stock may vary substantially.

The price at which the shares of our common stock may be sold in the public market after they are purchased pursuant to this prospectus supplement may be lower than the price at which they are sold through or by a sales agent.

Our common stock is listed on the NYSE under the symbol “RC.” The stock markets, including the NYSE, have experienced significant price and volume fluctuations over the past several years. As a result, the market price of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. Accordingly, no assurance can be given as to the ability of our stockholders to sell their common stock or the price that our stockholders may obtain for their common stock.

Some of the factors that could negatively affect the market price of our common stock include:

•	our actual or projected operating results, financial condition, cash flows and liquidity or changes in business strategy or prospects;

•	changes in our dividend amounts or policies;

•	equity issuances by us, or resales of shares of our common stock by our stockholders, or the perception that such issuances or resales may occur;

•	the impact of accounting principles and policies on our financial positions and results;

•	our ability to use our liquidity and capital resources, including cash on hand, anticipated net payments from the loan portfolio, debt financings and proceeds from the potential disposition of assets, to provide liquidity to fund ongoing obligations and address upcoming debt maturities;

•	publication of research reports about us or the real estate industry;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we may incur in the future;

•	additions to or departures of our Manager’s key personnel;

•	speculation in the press or investment community;

•	our failure to meet, or the lowering of, our earnings estimates or those of any securities analysts;

•	the filing or outcome of litigation against us;

•	increases in market interest rates, which may lead investors to demand a higher distribution yield for our common stock and would result in increased interest expenses on our debt;

•	failure to maintain our REIT qualification or exclusion from registration under the 1940 Act;

•	actual or perceived conflicts of interest with our Manager and individuals, including our executives;

•	price and volume fluctuations in the stock market generally; and

•	general market and economic conditions, including changes in the regulatory environment or monetary policies and the current state of the credit and capital markets.

Market factors unrelated to our performance could also negatively impact the market price of our common stock. One of the factors that investors may consider in deciding whether to buy or sell our common stock is our distribution rate as a percentage of our stock price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in capital markets can affect the market value or our common stock. For instance, if interest rates rise, it is likely that the market price of our common stock will decrease as market rates on interest-bearing securities increase.

Sales of our common stock may depress the price of our common stock and be dilutive to holders of our common stock.

We cannot predict the effect, if any, that future issuances or sales of our common stock, preferred stock, warrants or debt securities convertible into or exercisable or exchangeable for common stock, including sales of our common stock pursuant to the Equity Distribution Agreement, or the availability of our securities for future issuance or sale, will have on the market price of shares of our common stock.

Issuances or sales of substantial amounts of our common stock, preferred stock, warrants or debt securities convertible into or exercisable or exchangeable for common stock, including sales of our common stock pursuant to the Equity Distribution Agreement, or the perception that such issuances or sales might occur, could negatively impact the market price of our common stock and the terms upon which we may obtain additional equity financing in the future. Preferred stock we issue will generally be senior to our common stock with respect to dividends and liquidation rights. The issuance of any additional shares of our common stock or securities convertible into or exchangeable for common stock or that represent the right to receive common stock, or the exercise of such securities, could be substantially dilutive to holders of our common stock, including purchasers of common stock in this offering. The vesting of any restricted stock granted to directors, executive officers and other employees, and other issuances of our common stock could have an adverse effect on the market price of our common stock, and the existence of our common stock reserved for issuance under the Ready Capital Corporation 2023 Equity Incentive Plan may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities.

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in interest-bearing short-term investments, including money market accounts. These investments may not yield a favorable return to our stockholders.

Investing in our common stock may involve a high degree of risk.

The investments that we make in accordance with our investment objectives may entail a substantial amount of risk when compared to alternative investment options and investors in our common stock may experience volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our common stock may not be suitable for someone with low risk tolerance.

USE OF PROCEEDS

We intend to contribute the net proceeds from any sales of shares of common stock resulting from this offering to our Operating Partnership which in turn will use the net proceeds to originate or acquire our target assets consistent with our investment strategy, repay indebtedness and for general corporate purposes. We have not yet determined which indebtedness will be repaid with the proceeds of this offering.

PLAN OF DISTRIBUTION

On July 9, 2021, we entered into the Equity Distribution Agreement with Citizens JMP Securities LLC, as our sales agent, under which we may offer and sell shares of our common stock having an aggregate offering price of up to $150,000,000 from time to time through the sales agent. From July 9, 2021 through March 21, 2025, we sold shares of our common stock having an aggregate offering price of $71,633,696 pursuant to the Equity Distribution Agreement. On March 24, 2025, we filed the Prior Prospectus Supplement for the offer and sale from time to time of the shares that remained unsold under the Equity Distribution Agreement. As of the date of this prospectus supplement, we have not issued or sold any shares of our common stock pursuant to the Prior Prospectus Supplement. As of the date of this prospectus supplement, such common stock will no longer be offered and sold under the Prior Prospectus Supplement, but will instead be offered and sold under this prospectus supplement. Accordingly, this prospectus supplement relates to our ability to issue and sell over a period of time, and from time to time, the remaining $78,366,304 worth of our common stock through the sales agent pursuant to the Equity Distribution Agreement, as amended on March 8, 2022.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including sales made directly on or through the NYSE, or another market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions, which may include block trades, at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the sales agent.

We may also sell our common stock to our sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell our common stock to our sales agents acting as principal, we will enter into a separate agreement with our sales agent, and will describe the agreement in a separate prospectus supplement or pricing supplement.

Upon acceptance of written instructions from us, the sales agent will use commercially reasonable efforts consistent with its sales and trading practices to sell our common stock under the terms and subject to the conditions set forth in the Equity Distribution Agreement. We will instruct the sales agent as to the amount of our common stock to be sold by the sales agent. Additionally, we may instruct the sales agent not to sell our common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or the sales agent may suspend the sale of our common stock upon proper notice and subject to other conditions.

The sales agent will provide written confirmation to us no later than the opening of the trading day on the NYSE following the trading day in which shares of our common stock were sold under the Equity Distribution Agreement. Each confirmation will include the number of shares of our common stock sold on the preceding trading day, the net proceeds to us, an itemization of the deductions made by the sales agent from the gross sales proceeds and the compensation payable by us to the sales agent in connection with the sales.

We will pay commissions to the sales agent for its services in acting as agent and/or principal in the sale of our common stock offered hereby. Under the Equity Distribution Agreement, the sales agent will be entitled to compensation of up to 2.0% of the gross sales price of our common stock sold through it under the Equity Distribution Agreement. Additionally, the sales agent may receive customary brokerage commissions from purchasers of our common stock in compliance with FINRA Rule 2121. We estimate that the total expenses for the offering, excluding compensation payable to the sales agent under the terms of the Equity Distribution Agreement, will be approximately $325,000.

Settlement of sales of our common stock will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and the sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock, if any, as contemplated by this prospectus supplement and the accompanying prospectus, will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agent may agree upon.

In connection with the sale of our common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agent against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the sales agent may be required to make because of those liabilities.

We will report at least quarterly the amount of our common stock sold through the sales agent under the Equity Distribution Agreement, the net proceeds to us and the compensation paid by us to the sales agent in connection with the sales, if any.

The offering of our common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (1) the sale of all our common stock subject to the Equity Distribution Agreement or (2) termination of the Equity Distribution Agreement as provided therein. The Equity Distribution Agreement may be terminated by the sales agent or by us at any time upon one day’s notice.

Potential Conflicts of Interest

The sales agent and its affiliates have in the past had, or currently have, other relationships with us. In the ordinary course of their trading, brokerage, investment management and financing activities, the sales agent or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own accounts or the accounts of customers, in our securities. From time to time, in the ordinary course of business, the sales agent and its affiliates have provided, and in the future may continue to provide, investment banking services to us and have received fees for the rendering of such services. In addition, the sales agent currently provides, and in the future may continue to provide, similar or other banking and financial services to us.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Alston & Bird LLP. In addition, the description of U.S. federal income tax consequences contained in the section of the accompanying prospectus entitled “U.S. Federal Income Tax Considerations” is based on the opinion of Alston & Bird LLP. Certain legal matters relating to this offering will be passed upon for the sales agent by Sidley Austin LLP.

EXPERTS

The financial statements of Ready Capital Corporation as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement, and the effectiveness of Ready Capital Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available at the web site maintained by the SEC at http://www.sec.gov. We maintain a web site at www.readycapital.com. The information on our web site is not, and you must not consider the information to be, a part of this prospectus supplement.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part, under the Securities Act with respect to the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning our Company and the securities, reference is made to the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus supplement, except for any information superseded by information in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

Document	Filing Date
Annual Report on Form 10-K for the year ended December 31, 2025 (File No. 001-35808)	March 2, 2026
Definitive Proxy Statement on Schedule 14A (File No. 001-35808 ) (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024, as amended	April 29, 2025
Description of our common stock contained in our Registration Statement on Form 8-A (“Form 8-A”) as updated by Exhibit 4.17 to the Annual Report on Form 10-K for the year ended December 31, 2025 (“Exhibit 4.17”) (File No. 001-35808)	February 6, 2013 (Form 8-A); March 2, 2026 (Form 10-K)

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus supplement forms a part and prior to effectiveness of such registration statement, or (ii) on or after the date of this prospectus supplement and prior to the termination of the offering of any of the securities covered under this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement and any previously filed documents.

All of the documents that are incorporated by reference are available at the web site maintained by the SEC at http://www.sec.gov. In addition, if you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to Andrew Ahlborn, the Company’s Secretary, at Ready Capital Corporation, 1251 Avenue of the Americas, 50th Floor, New York, NY 10020, telephone number (212) 257-4600.

$78,366,304

READY CAPITAL CORPORATION

Common Stock

PROSPECTUS SUPPLEMENT

Citizens Capital Markets

                       , 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table shows the fees and expenses payable by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC registration fee are estimated.

SEC registration fee		$58,227.61
FINRA filing fee	$	*
Printing and engraving expenses	$	*
Trustee and Registrar fees and expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total		$58,227.61

*	These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our Company and at our request, serves or has served as a director, officer, partner, manager, managing member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our Company or a predecessor of our Company.

We have entered into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit No.
1.1*	Form of Underwriting Agreement by and among Ready Capital Corporation and the underwriters named therein.
1.2**	Equity Distribution Agreement, dated July 9, 2021, by and among Ready Capital Corporation, Sutherland Partners, L.P., Waterfall Asset Management LLC and JMP Securities LLC (incorporated by reference to Exhibit 1.1 of the Registrant’s Current Report on Form 8-K filed July 9, 2021).
1.3**	First Amendment to the Equity Distribution Agreement, dated March 8, 2022, by and among Ready Capital Corporation, Sutherland Partners, L.P., Waterfall Asset Management LLC, and JMP Securities LLC (incorporated by reference to Exhibit 1.1 of the Registrant’s Current Report on Form 8-K filed on March 8, 2022).
2.1**	Agreement and Plan of Merger, dated as of November 29, 2024, by and among Ready Capital Corporation, RC Merger Sub IV, LLC, and United Development Funding IV (incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K filed December 2, 2024).
4.1**	Articles of Amendment and Restatement of ZAIS Financial Corp. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form S-11, as amended (Registration No. 333-185938)).
4.2**	Articles Supplementary of ZAIS Financial Corp. (incorporated by reference to Exhibit 3.2 of the Registrant’s Form S-11, as amended (Registration No. 333-185938)).
4.3**	Articles of Amendment and Restatement of Sutherland Asset Management Corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed November 4, 2016).
4.4**	Articles of Amendment of Ready Capital Corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on September 26, 2018).
4.5**	Articles Supplementary to the Articles of Amendment of Ready Capital Corporation designating the shares of 6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share (incorporated by reference to Exhibit 3.7 of the Registrant’s Registration Statement on Form 8-A filed on March 19, 2021).
4.6**	Articles Supplementary to the Articles of Amendment of Ready Capital Corporation designating the shares of 6.50% Series E Cumulative Redeemable Preferred Stock, $0.0001 par value per share (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on June 10, 2021).
4.7**	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed on September 26, 2018).
4.8**	Indenture, dated as of August 9, 2017, by and between Sutherland Asset Management Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed August 9, 2017).
4.9**	Third Supplemental Indenture, dated as of February 26, 2019, by and between Ready Capital Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.7 of the Registrant’s Current Report on Form 10-K filed March 13, 2019).
4.10**	Specimen Common Stock Certificate of Ready Capital Corporation (incorporated by reference to Exhibit 4.1 of the Registrant’s Form S-4 filed on December 13, 2018).
4.11**	Specimen Preferred Stock Certificate representing the shares of 6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share (incorporated by reference to Exhibit 4.13 of the Registrant’s Registration Statement on Form 8-A filed on March 19, 2021).
4.12**	Specimen Preferred Stock Certificate representing the shares of 6.50% Series E Cumulative Redeemable Preferred Stock, $0.0001 par value per share (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on June 10, 2021).
4.13*	Form of Certificate for Preferred Stock of Ready Capital Corporation.
4.14*	Form of Articles Supplementary with respect to any shares of Preferred Stock.
4.15*	Form of Depositary Agreement.
4.16*	Form of Depositary Receipt.
4.17*	Form of Warrant Certificate.
4.18*	Form of Warrant Agreement.
4.19*	Form of Rights Agreement.
4.20*	Form of Rights Certificate.

Exhibit No.
5.1**	Opinion of Alston & Bird LLP as to legality (incorporated by reference to Exhibit 5.1 of the Registrant’s Amendment No. 1 to Registration Statement on Form S-3 filed on March 2, 2026).
8.1**	Opinion of Alston & Bird LLP with respect to tax matters (incorporated by reference to Exhibit 8.1 of the Registrant’s Amendment No. 1 to Registration Statement on Form S-3 filed on March 2, 2026).
10.1**	Third Amended and Restated Agreement of Limited Partnership of Sutherland Partners, L.P., dated as of March 5, 2019, by and among Ready Capital Corporation, as General Partner, and the limited partners listed on Exhibit A thereto (incorporated by reference to Exhibit 10.8 of the Registrant’s Current Report on Form 10-K filed March 13, 2019).
23.1+	Consent of Deloitte & Touche LLP.
23.2**	Consent of Alston & Bird LLP (included in Exhibit 5.1).
23.3**	Consent of Alston & Bird LLP (included in Exhibit 8.1).
24.1**	Power of Attorney.
25.1**	Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association (Form T-1) (incorporated by reference to Exhibit 25.1 of the Registrant’s Amendment No. 1 to Registration Statement on Form S-3 filed on March 2, 2026).
107**	Filing Fee Table (incorporated by reference to Exhibit 107 of the Registrant’s Amendment No. 1 to Registration Statement on Form S-3 filed on March 2, 2026).

*	To be filed by amendment or incorporated by reference in connection with the offering of a particular class or series of securities.

**	Filed previously.

+	Filed herewith.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 3, 2026.

Ready Capital Corporation

By:	/s/ Andrew Ahlborn
Name: Andrew Ahlborn
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

	Signatures	Title	Date

By	/s/ Thomas E. Capasse	Chief Executive Officer, Chief Investment Officer, and Chairman of the Board of Directors	March 3, 2026
Thomas E. Capasse

By:	/s/ Andrew Ahlborn	Chief Financial Officer (Principal Accounting and Financial Officer)	March 3, 2026
Andrew Ahlborn

By:	*	President and Director	March 3, 2026
Jack J. Ross

By:	*	Director	March 3, 2026
Meredith Marshall

By:	*	Director	March 3, 2026
Dominique Mielle

By:	*	Director	March 3, 2026
Gilbert E. Nathan

By:	*	Director	March 3, 2026
Mitchell Reese

By:	*	Director	March 3, 2026
Todd M. Sinai

By:	/s/ Andrew Ahlborn
Andrew Ahlborn
Attorney-in-Fact